As filed with the Securities and Exchange Commission on February 2, 2023.
Registration No. 333-248822

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Distoken Acquisition Corporation
(Exact name of registrant as specified in its charter)
Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Unit 1006, Block C, Jinshangjun Park
No. 2 Xiaoba Road, Panlong District
Kunming, Yunnan, China
Telephone: +86 871 63624579
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard I. Anslow, Esq. Joshua N. Englard, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue, 44th Floor New York, New York 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2023
PRELIMINARY PROSPECTUS
$60,000,000
Distoken Acquisition Corporation
6,000,000 Units
Distoken Acquisition Corporation is a blank check company incorporated as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a target business. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to focus our search on businesses in the technology industry that have their primary operations located in Asia. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. We will not undertake our initial business combination with a target business utilizing a variable interest entity, or VIE, structure nor will our post-combination business utilize a VIE structure. However, we may undertake our initial business combination with a target business which is located in the People’s Republic of China, which for purposes of this prospectus, includes the Hong Kong Special Administrative Region and the Macau Special Administrative Region of China (the “PRC”). If we are unable to consummate an initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, subject to applicable law and as further described herein. Our public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 9 months to 18 months or redeem their shares in connection with such extensions.
This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one ordinary share, one right and one warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. Each warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of an initial business combination and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. We have granted the underwriters a 45-day option to purchase up to an additional 900,000 units to cover over-allotments, if any.
Xiaosen Sponsor LLC, a Cayman Islands limited liability company, which we refer to throughout this prospectus as our “sponsor,” has committed that it will purchase from us an aggregate of 500,000 units, or private units, at $10.00 per unit for a total purchase price of $5,000,000 in a private placement that will occur simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us additional private units on a pro rata basis (up to a maximum of 45,000 additional private units at a price of $10.00 per unit) in an amount that is necessary to maintain in the trust account $10.20 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering.
Our sponsor currently holds 1,725,000 founder shares, up to 225,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares are identical to the ordinary shares sold as part of the units sold in this offering, except as described in the prospectus.
There is presently no public market for our units, ordinary shares, rights or warrants. We have applied to have our units listed on the Nasdaq Global Market, or Nasdaq, under the symbol “DISTU” on or promptly after the date of this prospectus. The ordinary shares, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless I-Bankers Securities, Inc., the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot guarantee that our securities will be approved for listing. Once the securities comprising the units begin separate trading, the ordinary shares, rights and warrants will be traded on Nasdaq under the symbols “DIST,” “DISTR” and “DISTW,” respectively. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.

We are a blank check company incorporated as a Cayman Islands exempted company. Although our efforts to identify a prospective target business will not be limited to a particular industry or geographic location, we currently intend to focus our efforts in Asia and may acquire a company that has its primary operations in the PRC. However, we will not undertake our initial business combination with any target business utilizing a VIE structure nor will our post-combination business utilize a VIE structure. As a blank check company with no material operations of our own, we seek to complete a business combination with a target business in sectors that are currently strategically significant to the Asian markets, including the PRC. As we currently have no operations in the PRC, current laws and regulations of the PRC affecting operating companies do not currently have any material impact on our business, financial condition and results of operation. However, as our principal executive offices are located in the PRC and a majority of our directors and officers are located in or have significant ties to the PRC, if the China Securities Regulatory Commission , or CSRC, or other regulatory agencies later promulgate new rules or explanations requiring us to obtain their approvals for this offering, our business combination or any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors or consummate an initial business combination. The fact that a majority of our executive officers and directors are located in the PRC may also make us a less attractive partner to target companies outside the PRC than a special purpose acquisition company whose officers and directors are not located in the PRC, which may therefore make it more likely for us to consummate a business combination in the PRC. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including bringing enforcement actions with respect to illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative rule making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operations post-business combination and our ability to accept foreign investments and to list on a U.S. or other foreign exchange. If we seek to complete a business combination with a target business established in the PRC or having operations in the PRC, the Chinese regulatory authorities could disallow our business combination and we may be subject to other legal and operational risks, and as a result the value of our securities could decline or become worthless. With respect to anti-monopoly enforcement, if the PRC anti-monopoly authority decides to prohibit any contemplated business combination, we would be forced to terminate such business combination and would then be forced to either attempt to complete a new business combination or we would be required to return any amounts which were held in the trust account to our shareholders. See “Risk Factors — Risks Relating to Doing Business and Acquiring and Operating a Target Business in China.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 26 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities in addition to the risks set forth above.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
No offer or invitation to subscribe for our securities may be made to the public in the Cayman Islands.
	Per Unit	Total
Public offering price	$10.000	$60,000,000
Underwriting discounts and commissions(1)	$0.30	$1,800,000
Proceeds, before expenses, to us	$9.70	$58,200,000

(1)
The underwriters and related persons have received and will receive compensation in addition to the underwriting discount, including 278,000 ordinary shares (up to 33,000 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which we refer to herein as the representative shares. See “Underwriting” for further information relating to the underwriting compensation we will pay in this offering.

Upon consummation of the offering, an aggregate of $61,200,000 (or $70,380,000 if the over-allotment option is exercised in full) or $10.20 per unit sold to the public in this offering will be deposited into a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, with Morgan Stanley acting as investment manager. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.
The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about                 , 2023.
Sole Book-Running Manager
I-Bankers Securities, Inc.
                 , 2023

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
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“we,” “us,” “our,” “company” or “our company” are to Distoken Acquisition Corporation, a Cayman Islands exempted company;

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“amended and restated memorandum and articles of association” are to our memorandum and articles of association to be in effect upon completion of this offering;

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“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;

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“directors” are to our current directors and director nominees;

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“founder shares” are to our ordinary shares initially purchased by our sponsor in a private placement prior to this offering (for the avoidance of doubt, such ordinary shares will not be “public shares”);

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“initial shareholders” are to our sponsor and other holders of our founder shares prior to this offering, but excludes the representative shares;

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“letter agreement” refers to the letter agreement entered into between us and our initial shareholders, directors and officers on or prior to the date of this prospectus, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

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“management” or our “management team” are to our officers and directors and any other advisors described in the “Management” section of this prospectus;

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“ordinary shares” are to our ordinary shares, par value $0.0001 per share;

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“PRC” are to the People’s Republic of China, which for purposes of this prospectus, includes the Hong Kong Special Administrative Region and the Macau Special Administrative Region of China;

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“private rights” are to the rights underlying the private units;

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“private shares” are to the ordinary shares underlying the private units;

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“private units” are to the units issued to our sponsor in a private placement simultaneously with the closing of this offering, as well as any units that may be issued upon conversion of working capital loans;

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“private warrants” are to the warrants underlying the private units;

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“public rights” or “rights” are to our rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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“public shares” are to our ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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“public shareholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares;

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“representative shares” are to the 278,000 ordinary shares (up to 33,000 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) that we have issued to I-Bankers Securities, Inc., and certain third parties and their designees;

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“representative warrants” are to the warrants that we agreed to issue to I-Bankers Securities, Inc. exercisable to purchase 172,500 ordinary shares at a price of $12.00 per share, subject to adjustment;

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“sponsor” are to Xiaosen Sponsor LLC, a Cayman Islands limited liability company;

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“warrants” are to our redeemable warrants, which include the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market), and the private warrants; and

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“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

All references in this prospectus to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise the over-allotment option and the resulting forfeiture by our sponsor of 225,000 founder shares.
General
We are a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities related to this offering. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any target business regarding entering into a business combination with us. However, we will not undertake our initial business combination with any target business utilizing a VIE structure, nor will our post-combination business utilize a VIE structure.
While we may pursue a business combination target in any business, industry or geographical location, we intend to focus our search on businesses in the technology industry that have their primary operations located in Asia. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.
We will seek to capitalize on the strength of our management team. Our team consists of experienced professionals and operating executives. Collectively, our officers and directors have significant experience in mergers and acquisitions, and operating companies, in the Asian markets. We believe we will benefit from their accomplishments, and specifically their current and recent activities in the Asian markets, in identifying attractive acquisition opportunities. However, there is no assurance that we will complete a business combination. Our officers and directors have no prior experience consummating a business combination for a “blank check” company.
Investment Criteria
Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. We have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see justification to do so.
• Middle-Market Growth Business.   We will primarily seek to acquire one or more growth businesses with a total enterprise value of between $100 million and $200 million. We believe that there are a substantial number of potential target businesses within this valuation range that can benefit from new capital for scalable operations to yield significant revenue and earnings growth. We currently do not intend to acquire either a start-up company (a company that has not yet established commercial operations) or a company with negative cash flow.
• Companies in Business Segments that Are Strategically Significant to the Asian Markets.   We will seek to acquire businesses in sectors that are currently strategically significant to the Asian markets. Such sectors include innovative and cross-border e-commerce and online agricultural trading.
• Business with Revenue and Earnings Growth Potential.   We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage.

• Companies with Potential for Strong Free Cash Flow Generation.   We will seek to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow. We intend to focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.
• Benefit from Being a Public Company.   We intend to acquire a business or businesses that will benefit from being publicly traded and which can effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.
These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that our management team may deem relevant. We believe our management team’s extensive contacts, broad industry knowledge and highly regarded experience will yield a robust deal flow from which we may select a target. We will seek to acquire the target on terms and in a manner that leverages our management team’s experience. The potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks designed to balance value creation with capital preservation. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the United States Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
Competitive Strengths
Management Team
We believe that our management team’s extensive relationships throughout Asia will enable us to identify business combination opportunities with significant potential upside. We expect that our management team’s combined experience in a wide variety of industries, when paired with our management team’s ability to perform under varying economic environments in emerging markets, will be a differentiating factor that is highly attractive to potential target companies. However, we will not undertake our initial business combination with any target business utilizing a VIE structure nor will our post-combination business utilize a VIE structure.
Status as a Public Company
We believe that our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their stock, shares or other equity interests in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration used in the transaction to the specific needs of the sellers. We believe that target businesses might find this avenue a more certain and cost-effective method to becoming a public company than a typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become a public company, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. Public company status can offer further benefits by enhancing a company’s profile among potential new customers and vendors and attracting talented employees. While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These limitations include constraints on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek shareholder approval of a business combination or conduct a tender offer in relation thereto, which may delay the consummation of a transaction; and the existence of our outstanding warrants, which may represent a source of future dilution.
Financial Position
With funds in the trust account of $61.2 million (or approximately $70.38 million if the over-allotment option is exercised in full) available to use for a business combination (assuming no shareholder seeks redemption of their shares or seeks to sell their shares to us in any tender offer in relation to such business combination), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and there can be no assurance that it will be available to us. Furthermore, redemptions in connection with our initial business combination could reduce the amount of funds available to be used in connection with such business combination.
Effecting a Business Combination
We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we decide to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.
We will have up to 9 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with such an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our memorandum and articles of association and the trust agreement to be entered into between us and

Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full, or $0.30 per unit in either case) on or prior to the date of the applicable deadline, for each three month extension. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect the pro rata redemption price to be approximately $10.20 per ordinary share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.
Nasdaq listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.
Potential Conflicts
Members of our management team will directly or indirectly own ordinary shares, or other instruments, such as warrants, linked to our ordinary shares, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account), subject to any pre-existing fiduciary or contractual obligations. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that may be attractive to any entity to which he has pre-existing fiduciary or contractual obligations, he will be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our officers and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations. Accordingly, they will be required to present all suitable business combination opportunities to such entities prior to presenting them to our company for consideration. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”
JOBS Act and Other Corporate Information
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. However, if our annual gross revenue is $1.235 billion or more, if our non-convertible debt issued within a three year period exceeds $1 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.
Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (1) on or in respect of our shares, debentures or other obligations or (2) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.
We are a Cayman Islands exempted company incorporated on July 1, 2020. Our executive offices are located at Unit 1006, Block C, Jinshangjun Park, No. 2 Xiaoba Road, Panlong District, Kunming, Yunnan, China and our telephone number is +86 871 63624579.

Private Placements
Our initial shareholders currently hold an aggregate of 1,725,000 ordinary shares, which we refer to throughout this prospectus as the “founder shares.” The founder shares held by our initial shareholders includes an aggregate of up to 225,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will own 20.0% of our issued and outstanding shares after this offering (not including the private shares underlying the private units and the representative shares and assuming the initial shareholders do not purchase units in this offering).
We have also issued to the underwriters and their designees and certain other third parties an aggregate of 278,000 ordinary shares (up to 33,000 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), which we refer to throughout this prospectus as the “representative shares.” The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual. See the section titled “Underwriting” for further information related to these arrangements.
In addition, our sponsor has committed that it will purchase from us an aggregate of 500,000 private units at $10.00 per unit for a total purchase price of $5,000,000 in a private placement that will occur simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us additional private units on a pro rata basis (up to a maximum of 45,000 additional private units at a price of $10.00 per unit) in an amount that is necessary to maintain in the trust account $10.20 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a United States-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the proceeds from the sale of the private units will be included in the liquidating distribution to our public shareholders and the private units will be worthless.
Economic risks of consummating a business combination with a PRC target
If we seek to consummate an initial business combination with a target business in the PRC, it would subject us to certain economic risks and uncertainties. For instance, following a business combination, any PRC subsidiaries we have may be permitted to pay dividends only out of their retained earnings. However, such PRC subsidiaries may be required to set aside at least 10% of their after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of their registered capital. In addition, if a PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to its offshore parent. Any limitation on the ability of a PRC subsidiary to distribute dividends or to make payments to its offshore parent may restrict our or the target company’s ability to satisfy our or its liquidity requirements. This portion of such PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. See also “Risk Factors — Risks Relating to Doing Business and Acquiring and Operating a Target Business in China — If we successfully consummate a business combination with a target business with primary operations in the PRC, we will be subject to restrictions on dividend payments following consummation of our initial business combination.”
In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, which may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use of our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC. See “Risk Factors — Risks Relating to Doing

Business and Acquiring and Operating a Target Business in China — Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and affect the value of your investment.”
A 10% PRC withholding tax is applicable to dividends payable by PRC companies to investors that are non-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any gain realized on the transfer of securities by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See also “Risk Factors — Risks Relating to Doing Business and Acquiring and Operating a Target Business in China — If we merge with a China-based operating company, then there are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of the PRC entity, and dividends payable by the PRC entity to our offshore entity may not qualify for certain treaty benefits.”
The following chart illustrates the post-business combination funds flow of our company to the extent that our company acquires a company based in the PRC with contractual arrangements:

Note:
(1)
We may transfer funds to the company based in the PRC through an increase in the registered capital of or a shareholder loan to the company based in the PRC. The company based in the PRC may in turn make distributions or pay dividends to us.

In contrast, the following chart illustrates the post-business combination funds flow of the Company to the extent that our company acquires a company based in the PRC through direct equity investment.

Note:
(1)
We may transfer funds to the company based in the PRC through an increase in the registered capital of or a shareholder loan to the company based in PRC. The company based in the PRC may in turn make distributions or pay dividends to us.

Recent Regulatory Developments in China
On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors — Risks Relating to Doing Business and Acquiring and Operating a Target Business in China — The approval of the PRC government may be required for our initial business combination, or maintaining our status as a publicly listed company outside China.”
In addition, on July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. We do not believe we are among the “operator of critical information infrastructure” or “data processor” such as mentioned above; however, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and it remains unclear how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several US-listed Chinese companies and prohibiting these apps from registering new users during the review period. There are many uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations regarding data and privacy security. We and our business combination target may be required to change our data and other business practices and be subject to regulatory investigations, penalties, and increased cost of operations as a result of these laws and policies. See “Risk Factors — Risks Relating to Doing Business and Acquiring and Operating a Target Business in China — Uncertainties with respect to the PRC legal system could adversely affect us, the target company and combined company following a business combination, as well as our ability to consummate a business combination with operations in China.”
Implication of Holding Foreign Companies Accountable Act
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that an issuer’s audit reports have been issued by a registered public accounting firm which has not been subject to inspection by the Public Company Accounting Oversight Board (United States), or the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.
If we decide to consummate our initial business combination with a target business based in and primarily operating in China, auditors of the combined company and their workpapers may be located in

China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities. Therefore, the combined company’s securities may be delisted from a national securities exchange in the U.S pursuant to the HFCAA. A termination in the trading our of securities or any restriction on the trading in our securities would have a negative impact on the Company as well as on the value of our securities. As of the date of the prospectus, Marcum, LLP, our auditor, is not subject to the determinations announced by the PCAOB on December 16, 2021. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities.
See “Risk Factors — Risks Relating to Doing Business and Acquiring and Operating a Target Business in China — A recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 59.

THE OFFERING
Securities offered
6,000,000 units, at $10.00 per unit, each unit consisting of one ordinary share, one right and one warrant, each warrant to purchase one ordinary share. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus.
Listing of our securities and symbols
We anticipate that the units, and the ordinary shares, rights and warrants once they begin separate trading, will be listed on Nasdaq under the symbols “DISTU,” “DIST,” “DISTR” and “DISTW,” respectively.
Trading commencement and separation of ordinary shares, rights and warrants
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless I-Bankers Securities, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.
Once the ordinary shares, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares, rights and warrants.
In no event will the ordinary shares, rights and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place on the second business day after the date the units commence trading. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if I-Bankers Securities, Inc. has allowed separate trading of the ordinary shares, rights and warrants prior to the 52nd day after the date of this prospectus.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Units:
Number outstanding before this offering and the private placement
0 units
Number outstanding after this offering and the private placement
6,500,000 units(1)
Ordinary shares:
Number outstanding before this offering and the private placement
2,003,000 shares(2)
Number to be outstanding after this offering and the private placement
8,245,000 shares(3)
Rights:
Number outstanding before this offering and the private placement
0 rights
Number outstanding after this offering and the private placement
6,500,000 rights(5)
Warrants:
Number outstanding before this offering and the private placement
0 warrants
Number to be outstanding after this offering and the private placement
6,500,000 warrants(4)

(1)
Our sponsor has agreed to purchase an aggregate of 500,000 private units (or 545,000 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for a purchase price of $5,000,000 (or $5,450,000 if the over-allotment option is exercised in full). Each private unit will be identical to the units sold in this offering, except as described in this prospectus.

(2)
Represents 1,725,000 founder shares and 278,000 representative shares. The founder shares includes an aggregate of up to 225,000 founder shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full. The representative shares include 33,000 representative shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(3)
Assumes the over-allotment option has not been exercised and an aggregate of 225,000 founder shares and 33,000 representative shares have been forfeited.

(4)
Assumes the over-allotment option has not been exercised and excludes the representative’s warrants.

(5)
Assumes there are 6,000,000 public rights as of the close of the initial public offering and 500,000 rights associated with the private placement units.

Exercisability
Each warrant is exercisable for one ordinary share at a price of $11.50 per share. The warrants will become exercisable 30 days after the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.
Exercise price
$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial shareholders or their affiliates, without taking into account any founder shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price and the $18.00 per share redemption trigger price described below under “Redemption” will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.
No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares.
Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within 60 business days following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Redemption
We may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, (i) the last sales price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations or as described above under “Exercise price”) for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending three business days before we send the notice of redemption; and (ii) there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Terms of the Rights
Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of our initial business combination. In the event we will not be the survivor upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. It is not our intent to issue fractional shares upon conversion of any rights. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights.
Securities purchased, or being purchased, by insiders and others in connection with this offering
Our initial shareholders currently hold an aggregate of 1,725,000 founder shares. The 1,725,000 founder shares held by our initial shareholders includes an aggregate of up to 225,000 founder shares subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial shareholders will be required to forfeit only a number of ordinary shares necessary to own 20.0% of our issued and outstanding ordinary shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option (excluding any units they may purchase in this offering, the private shares underlying the private units and the representative shares). The founder shares are identical to the ordinary shares included in the units being sold in this offering, subject to certain limited exceptions as described in this prospectus.
We have also issued to I-Bankers Securities, Inc. and certain third parties and their designees an aggregate of 278,000 ordinary shares (up to 33,000 ordinary shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised).
Simultaneously with the consummation of this offering, our sponsor has committed that it will purchase an aggregate of 500,000 private units at $10.00 per unit for a total purchase price of $5,000,000 pursuant to a subscription agreement with us. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us additional private units on a pro rata basis (up to a maximum of 45,000 additional private units at a price of $10.00 per unit) in an amount that is necessary to maintain in the trust account $10.20 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The amounts to be paid upon consummation of the private placement will be placed in an escrow account prior to the consummation of this offering. The private units are identical to the units sold in this offering.
Our initial shareholders, officers and directors and our underwriters have agreed (A) to vote the founder shares and representative shares in favor of any proposed business combination, (B) not to convert any founder shares or representative shares in connection with a shareholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination and (C) that the founder shares and representative shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.
Restrictions on transfer of founder shares, private units and representative shares
The founder shares will be subject to a lock-up agreement. Subject to certain limited exceptions, these shares will not be transferred, assigned or sold (subject to certain limited exceptions) for a period ending on the earlier of the one-year anniversary of the date of the consummation of our initial business combination and, with respect to 50% of the shares, the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following 150 days after the consummation of our initial business combination. The limited exceptions include transfers, assignments or sales (i) to our or our sponsor’s officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to be bound by these transfer restrictions.
The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units (except in connection with the same limited exceptions that the founder shares may be transferred as described above), until 30 days after the completion of our initial business combination.
The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until 30 days after the completion of our initial business combination.
Offering proceeds to be held in trust
An aggregate of $10.20 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations, and, if applicable, up to $50,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable). Aside from these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $1,400,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. These units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
None of the warrants may be exercised until 30 days after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Ability to extend time to complete business
combination
If we anticipate that we may not be able to consummate our initial business combination within 9 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with such an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible business combination period of 18 months at a total payment value of $1,800,000, or $2,070,000 if the underwriters’ over-allotment option is exercised in full ($0.30 per unit in either case). Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors, initial shareholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
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repayment at the closing of this offering of an aggregate of $150,000 of non-interest bearing loans made by our sponsor;

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payment of $10,000 per month to our sponsor for office space and related services;

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payment of customary consulting, success or finder fees (in an amount based upon the prevailing market for similar services for comparable transactions at such time) to our sponsor, officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination in the event such entity or individuals provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination;

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reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations; and

•
repayment of any future loans as described above which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender.

There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors, initial shareholders or our or their respective affiliates, with any interested director abstaining from such review and approval.
Shareholder approval of, or tender offer in connection with, initial business combination
In connection with any proposed initial business combination, we will either (1) seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Our initial shareholders and officers and directors and their affiliates have agreed (i) to vote any shares owned by them in favor of any proposed business combination, (ii) not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination and (iii) not to sell any shares to us in a tender offer in connection with any proposed business combination.
None of our sponsor, initial shareholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our sponsor, initial shareholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to reduce the number of shares being submitted for redemption in connection with an initial business combination. Notwithstanding the foregoing, our officers, directors, sponsor and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Conversion rights
In connection with any general meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his, her or its shares into a pro rata share of the trust account.
We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the converting holder.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires a certain amount of cash as a closing condition.
However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Liquidation if no business combination
If we are unable to complete an initial business combination by 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (less up to $50,000 of interest to pay liquidation expenses, and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below (1) $10.20 per share or (2) such lesser amount per share as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by our sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Marcum LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so.
The holders of the founder shares and representative shares will not participate in any redemption distribution from our trust account with respect to such shares.
If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-share redemption price will be approximately $10.20 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. Therefore, we cannot assure you that the actual per-share redemption price will not be less than approximately $10.20.
We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account, and up to $50,000 of net interest from the trust account that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.
Our sponsor, initial shareholders, officers and directors have agreed that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 9 months (or within 18 months from the closing of this offering if we extend the period of time to consummate a business combination) from the closing of this offering unless we provide our public shareholders with the opportunity to convert their ordinary shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, initial shareholders, executive officers, directors or any other person.
Risks
In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors.”

Summary Financial Data
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
Balance Sheet Data:	As of December 31, 2021 (Audited)	As of September 30, 2022 (Unaudited)
	Actual	Actual	As Adjusted
Working capital (deficiency)(1)	$(238,001)	$(368,859)	$1,416,767
Total assets(2)	$256,184	$386,116	$62,616,767
Total liabilities	$238,029	$369,349	$96,500
Value of shares subject to possible redemption(3)	$—	$—	$61,200,000
Shareholders’ equity(4)	$18,155	$16,767	$1,320,267

(1)
The “as adjusted” calculation includes $1,400,000 of cash held outside the trust account, plus $16,767 of actual shareholder’s equity at September 30, 2022.

(2)
The “as adjusted” calculation equals $61,200,000 cash held in the trust account from the proceeds of this offering and the sale of the private placement units, plus $1,400,000 in cash held outside the trust account, plus $16,767 of actual shareholder’s equity at September 30, 2022.

(3)
The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” shareholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001.

(4)
Excludes 6,000,000 ordinary shares purchased in this offering which are subject to redemption in connection with our initial business combination. However, there may be redemptions above such number of shares as long as our net tangible assets will be greater than $5,000,001 either immediately prior to or upon the consummation of our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the as adjusted” total liabilities, less the value of the ordinary shares that may be converted in connection with our initial business combination ($10.20 per share).

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.
The “as adjusted” working capital and total assets amounts include the $61,200,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus.
If our initial business combination is not completed within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination), the proceeds then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), will be used to fund the redemption of our public shares. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within such 9-month (or 18-month) time period.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND
SUMMARY RISK FACTORS
Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
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our ability to select an appropriate target business or businesses;

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our ability to complete our initial business combination;

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our expectations around the performance of a prospective target business or businesses;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

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our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

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our potential ability to obtain additional financing to complete our initial business combination;

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our pool of prospective target businesses;

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the ability of our officers and directors to generate a number of potential business combination opportunities;

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our public securities’ potential liquidity and trading;

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the lack of a market for our securities;

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the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

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the trust account not being subject to claims of third parties; or

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our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Such risks include, but are not limited to:
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newly incorporated company without an operating history;

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delay in receiving distributions from the trust account;

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lack of opportunity to vote on our proposed business combination;

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lack of protections afforded to investors of blank check companies;

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deviation from acquisition criteria;

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issuance of equity and/or debt securities to complete a business combination;

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lack of working capital;

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third-party claims reducing the per-share redemption price;

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our shareholders being held liable for claims by third parties against us;

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failure to enforce our sponsor’s indemnification obligations;

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warrant holders limited to exercising warrants only on a “cashless basis;”

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the ability of warrant holders to obtain a favorable judicial forum for disputes with our company;

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dependence on key personnel;

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conflicts of interest of our sponsor, officers and directors;

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the delisting of our securities by Nasdaq;

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dependence on a single target business with a limited number of products or services;

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our shareholders’ inability to vote or redeem their shares in connection with our extensions;

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shares being redeemed and warrants becoming worthless;

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our competitors with advantages over us in seeking business combinations;

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ability to obtain additional financing;

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our initial shareholders controlling a substantial interest in us;

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warrants adverse effect on the market price of our ordinary shares;

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disadvantageous timing for redeeming warrants;

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registration rights’ adverse effect on the market price of our ordinary shares;

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impact of COVID-19 and related risks;

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business combination with a company located in a foreign jurisdiction;

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uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers;

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the approval of the China Securities Regulatory Commission or other PRC regulatory agencies that may be required in connection with this offering or our business combination under existing or new laws, rules or regulations that are in effect or may be enacted in the future;

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PRC regulation on loans to, and direct investment in, China-based subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to a China-based subsidiary of the post-combination company, which could materially and adversely affect our liquidity and our ability to fund and expand our business;

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the possibility that the trading in the securities of the post-combination company may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate the auditor of a company we may target for an initial business combination, and that as a result an exchange may determine to delist the securities of the post-combination company;

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changes in laws or regulations; tax consequences to business combinations; and

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exclusive forum provisions in our warrant agreement.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to our Search for, Consummation of, or Inability to Consummate,
a Business Combination and Post-Business Combination Risks
Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.
We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed business combination, or (2) provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer (and thereby avoid the need for a shareholder vote), in each in cash, for an amount payable in cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek shareholder approval of such business combination instead of conducting a tender offer.
Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.
The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires a certain amount of cash as a closing condition. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination or less than such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption of our public shares and the related business combination, and we instead may search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing.
Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.
The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the 9-month period (or 18-month period). In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.20 per share, or less than such amount in certain circumstances, and our rights and warrants will expire worthless.
Our sponsor, officers and directors have agreed that we must complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.
If we are unable to complete our initial business combination within such 9-month period (or 18-month period), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.20 per share, or less than $10.20 per share, on the redemption of their shares, and our rights and warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors herein.
Our public shareholders will not be entitled to vote or redeem their shares in connection with each of our potential three month extensions.
If we are not able to consummate our initial business combination within 9 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months, as long as our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, deposits into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full, or $0.30 per unit in either case) on or prior to the date of the applicable deadline, for each three month extension. Our public shareholders will not be entitled to vote or redeem their shares in connection with any such extension. As a result, we may conduct such an extension even though a majority of our public shareholders do not support such an extension and will not be able to redeem their shares in connection therewith. This feature is different than the traditional special purpose acquisition company structure, in which any extension of the company’s period to complete a business combination requires a vote of the company’s shareholders and shareholders have the right to redeem their public shares in connection with such vote.
Our sponsor may decide not to extend the term we have to consummate our initial business combination, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, and the rights and warrants will be worthless.
We will have until 9 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. In order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees must deposit into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), up to an aggregate of $1,800,000 (or $2,070,000 if the underwriters’ over-allotment option is exercised in full), or $0.30 per unit in either case, on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights and warrants will be worthless.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic.
The COVID-19 pandemic could continue to, and other infectious diseases could in the future, adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
The Russian invasion of Ukraine has had an immediate and material adverse effect on financial and business conditions worldwide in a manner that could materially and adversely affect the business and prospects of potential targets for our initial business combination. These circumstances could reduce the number of attractive targets for our initial business combination, increase the cost of our initial business combination and delay or prevent us from completing our initial business combination.
On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has continued to escalate without any resolution of the invasion foreseeable in the near future. The short and long-term impact on financial and business conditions worldwide remain highly uncertain. The United States has been joined by the European Union, Canada and other countries across the globe in imposing new and stricter sanctions against the Russian Federation in a manner that has resulted in higher energy prices and higher prices for raw materials and goods and services and disruptions to supply and distribution chains which have contributed to higher inflation. The United States, the European Union, Canada and other countries across the globe may impose additional sanctions against the Russian Federation as the conflict continues to escalate. The impact of the sanctions also includes disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in the affected areas of Europe. Many multinational corporations have exceeded what is required by the sanctions in reducing or terminating their business ties to the Russian Federation. The Russian Federation could resort to cyberattacks and other action that impact businesses across Europe including those without any direct business ties to the Russian Federation. These circumstances, combined with the active conflict involving Russia and Ukraine create a substantial source of uncertainty. This uncertainty may impact our ability to identify a target and, if a target is identified, to close a business combination.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to consummate a business combination.
Recent increases in inflation in the United States and elsewhere may be leading to increased price volatility in publicly traded securities, including ours, and may lead to other national, regional and international economic disruptions, any of which could make it more difficult for us to consummate a business combination.
A 1% U.S. federal excise tax may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.
Pursuant to the Inflation Reduction Act of 2022 (the “IR Act”), commencing in 2023, a 1% U.S. federal excise tax is imposed on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax would apply with respect to redemptions of shares in connection with a business combination or other shareholder vote pursuant to which shareholders would have a right to submit their shares for redemption (a “Redemption Event”). The excise tax is imposed on the repurchasing corporation and not on its shareholders. The amount of the excise tax is equal to 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. The U.S. Department of the Treasury (the “Treasury Department”) has authority to promulgate regulations and provide other guidance regarding the excise tax. In December 2022, the Treasury Department issued Notice 2023-2, indicating its intention to propose such regulations and issuing certain interim rules on which taxpayers may rely (the “Notice”). Under the interim rules, liquidating distributions made by publicly traded domestic corporations are exempt from the excise tax. In addition, any redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax.
Our public shareholders will have the right to require us to redeem their ordinary shares in connection with our initial business combination. Any redemption or other repurchase that occurs in connection with a business combination that involves our combination with a U.S. entity (including an entity treated as such for U.S. tax purposes) and/or our re-domestication as a U.S. corporation may be subject to the excise tax. The extent to which we would be subject to the excise tax in connection with a Redemption Event would depend on a number of factors, including: (i) the fair market value of the redemptions and repurchases in connection with the Redemption Event, (ii) the nature and amount of any “PIPE” or other equity issuances in connection with the business combination (or otherwise issued not in connection with the Redemption Event but issued within the same taxable year of the business combination), (iii) if we fail to timely consummate a business combination and liquidate in a taxable year following a Redemption Event and (iv) the content of any proposed or final regulations and other guidance from the Treasury Department. In addition, because the excise tax would be payable by us and not by the redeeming holders, the mechanics of any required payment of the excise tax remains to be determined. Any excise tax payable by us in connection with a Redemption Event may cause a reduction in the cash available to us to complete a business combination and could affect our ability to complete a business combination.
We may not be able to complete an initial business combination since such initial business combination may be subject to regulatory review and approval requirement, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.
Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether

CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”
If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.
The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and any appreciation in value of such investment. Additionally, our warrants and rights will be worthless.
If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may elect to purchase shares, rights or warrants from public holders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, officers, advisors or any of their affiliates may purchase public shares, public rights or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine from which shareholders to seek to acquire securities. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public rights or public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our ordinary shares, public rights or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting Our Initial Business Combination — Tendering share certificates in connection with a tender offer or redemption rights.”
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, rights or warrants, potentially at a loss.
Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (3) the redemption of our public shares if we are unable to complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares, rights or warrants, potentially at a loss.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private units and will file a Current Report on Form 8-K, including an audited balance sheet of the Company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on our redemption of their shares, and our rights and warrants will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account and our rights and warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors herein.
If the funds not being held in the trust account are insufficient to allow us to operate for at least the 9 months (or up to 18 months) following the closing of this offering, we may be unable to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private units, only $1,400,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $600,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $600,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 9 months (or up to 18 months) following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to loan funds to, or invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only $10.20 per share, or less in certain circumstances, and our rights and warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Although these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.20 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.20 per share initially held in the trust account, due to claims of such creditors.
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Accordingly, our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.20 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.20 per public share or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.20 per share.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.
If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation would be reduced.
If we are unable to consummate our initial business combination within 9 months (or up to 18 months) of the closing of this offering, our public shareholders may be forced to wait beyond such 9 months (or up to 18 months) before redemption from our trust account.
If we are unable to consummate our initial business combination within 9 months (or up to 18 months) from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 9 months (or up to 18 months) before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association prior thereto.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of up to $18,293 and to imprisonment for five years in the Cayman Islands.
We may not hold an annual general meeting until after the completion of our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management.
Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its early stages of development or growth, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.
Since we will not undertake our initial business combination with a target business utilizing a VIE structure, our ability to identify a suitable target and consummate an initial business combination may be adversely affected.
The VIE structure has been adopted by many Chinese-based companies to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in the PRC. Since we will not undertake our initial business combination with a target business utilizing a VIE structure nor will our post-combination business utilize a VIE structure, the number of suitable business combination targets may be significantly limited and could adversely affect our ability to identify a suitable target and consummate an initial business combination.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account and our rights and warrants will expire worthless.
We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.
To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.
Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financing reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2024. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.
Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (such that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments, in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination. Amending our amended and restated memorandum and articles of association require at least a special resolution of our shareholders as a matter of Cayman Islands law. A resolution is deemed to be a special resolution as a matter of Cayman Islands law where it has been approved by either (1) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (2) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting (i.e., the lowest threshold permissible under Cayman Islands law) (other than amendments relating to the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of our ordinary shares voting in a general meeting), or by a unanimous written resolution of all of our shareholders. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.
The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.
Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s shares. In those companies, amendment of these provisions typically requires approval by holders holding between 90% and 100% of the company’s public shares. Our amended and restated memorandum and articles of association provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares (other than amendments relating to the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of our ordinary shares voting in a general meeting). Our initial shareholders, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. However, our amended and restated memorandum and articles of association prohibits any amendment of its provisions

(A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide public shareholders with the opportunity to redeem their public shares. Furthermore, our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose such an amendment unless we provide our public shareholders with the opportunity to redeem their public shares. In certain circumstances, our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.
Certain agreements related to this offering may be amended without shareholder approval.
Each of the agreements related to this offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private units and other securities held by our initial shareholders, officers and directors.
Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any material amendment entered into in connection with the completion of our initial business combination will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.
Our initial shareholders will hold a substantial interest in us. As a result, they may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial shareholders will own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares).
Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any ordinary shares in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.
Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our rights and warrants will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account and our rights and warrants will expire worthless.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially especially since the fourth quarter of 2020. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
The market for directors and officers liability insurance for special purpose acquisition companies has recently changed in ways adverse to us and our management team. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity will likely need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.
We may have limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, shareholders or warrant holders who choose to remain shareholders or warrant holders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value.
The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors, Director Nominees and Executive Officers.”

If we effect a business combination with a company located in Asia or outside the United States, we would be subject to a variety of additional risks that may negatively impact our operations.
If we are successful in consummating a business combination with a target business in Asia, or if we effect a business combination with a company located in another foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:
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rules and regulations or currency conversion or corporate withholding taxes on individuals;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

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deterioration of political relations with the United States, which could result in uncertainty and/or changes in or to existing trade treaties.

In particular, if we acquire a target business in Asia, we would be subject to the risk of changes in economic conditions, social conditions and political conditions inherent in Asia, including changes in laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment.
We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.
If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.
Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations. However, we will not undertake our initial business combination with any target business utilizing a VIE structure nor will our post-combination business utilize a VIE structure.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

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our inability to pay dividends on our ordinary shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the private units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:
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solely dependent upon the performance of a single business, property or asset; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
If we effect a business combination with a company located in Asia or outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.
If we effect a business combination with a company located in Asia or outside of the United States, the laws of the country in which such company operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. However, we will not undertake our initial business combination with any target business utilizing a VIE structure nor will our post-combination business utilize a VIE structure.
After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.
The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.
We will be subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
We will be subject to rules and regulations of various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from our search for a business combination target to compliance activities.
Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.
There may be tax consequences to our business combinations that may adversely affect us.
While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

Risks Relating to Doing Business and Acquiring and Operating a Target Business in China
Changes in China’s economic, political or social conditions or government policies could materially adversely affect the business of our company, the target company and combined company following a business combination.
Our principal executive offices and management team are located in China, and our prospective target may be located in China. Although there is no restriction in the geographic region of targets that we can pursue, we intend to initially prioritize regions in Asia, which could potentially include companies located primarily in China. Accordingly, the business, financial condition, results of operations and prospects of our company, the target company and combined company following a business combination may be influenced by political, economic and social conditions in China generally. However, we will not undertake our initial business combination with any target business utilizing a VIE structure nor will our post-combination business utilize a VIE structure.
The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, foreign exchange control and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, the government still owns a substantial portion of productive assets in China.
In addition, the Chinese government plays a significant role in regulating industry development through industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.
While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could materially adversely affect the overall economic growth of China. Such developments could adversely affect our business and operating results, reducing demand for our services and adversely affecting our competitive position.
The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may negatively affect us. In the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may decrease economic activity in China, which may adversely affect our business and operating results.
Uncertainties with respect to the PRC legal system could adversely affect us, the target company and combined company following a business combination, as well as our ability to consummate a business combination with operations in China.
The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.
In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.
The interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we obtain. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.
Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. We may not be aware of our violation of any of these policies and rules until after the violation occurs. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.
On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. We do not believe we are among the “operator of critical information infrastructure” or “data processor” as mentioned above, however, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and it remains unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the China Securities Regulatory Commission, or the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our initial business combination, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to search for or complete an initial business combination.
Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.
Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our securities or impair our ability to raise money.
We are a blank-check company incorporated in the Cayman Islands. As a blank-check company with no material operations of our own, we seek to complete a business combination with one or more operating entities in Asia, including the PRC.
The PRC government may exert substantial influence over the manner in which we conduct our business activities following a business combination. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.
We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges. However, if we are required to obtain approval in the future and were denied permission from Chinese authorities to list on the U.S. exchanges, we may not be able to continue listing on the U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of the price of our securities.
The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China following a business combination may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.
For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, our business segments may be subject to various government and regulatory interference in the regions in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.
Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.
PRC regulations may make it more difficult for us to complete an acquisition of a target business.
The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. The Anti-Monopoly Law of the PRC also requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered.
Depending on the structure of the transaction, these M&A Regulations require the Chinese parties to make a series of applications and supplemental applications to one or more of the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Completed transactions must also be reported to the Ministry of Commerce (“MOFCOM”) and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction.
In addition, the Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors that became effective in March 2011, and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM. The rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.
The scope of the review includes whether the acquisition will impact national security, economic and social stability, and research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the MOFCOM for its review of a contemplated acquisition. If the acquisition is considered within the scope of the security review regulations, the MOFCOM will transfer the application to a joint security review committee consisting of members from various PRC government agencies, for further review. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.
Complying with the requirements of the above-mentioned regulations and other relevant rules to complete acquisitions could be time consuming. Any required approval processes may delay or inhibit our ability to complete such transactions. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.
Following a business combination, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions, if required, could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merge or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the MOFCOM. There is a possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain the approval of the MOFCOM or other PRC governmental authorities for our completed or ongoing mergers and acquisitions. There is no assurance that, if we plan to make an acquisition, we can obtain such approval from the MOFCOM or any other relevant PRC governmental authorities for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.
Compliance with the PRC Antitrust Law may limit our ability to consummate our initial business combination.
The PRC Antitrust Law became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates:
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monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators;

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abuse of dominant market position by business operators; and

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concentration of business operators that may have the effect of precluding or impeding competition.

To implement the Antitrust Law, in 2008, the State Council formulated the regulations that require filing of concentration of business operators, pursuant to which concentration of business operators refers to:
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merging with other business operators;

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gaining control over other business operators through acquisition of equity interest or assets of other business operators; and

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gaining control over other business operators through exerting influence on other business operators through contracts or other means.

In 2009, the MOFCOM, to which the Antitrust Commission is affiliated, promulgated the Measures for Filing of Concentration of Business Operators (amended by the Guidelines for Filing of Concentration of Business Operators in 2014), which set forth the criteria of concentration and the requirement of miscellaneous documents for the purpose of filing. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law and the criteria established by the State Council, we must file with the antitrust authority under the PRC State

Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination.
If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 9 months from the closing of this offering months (or 18 months, if we extend the time to complete a business combination as described in this prospectus) or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.
The approval of the PRC government may be required for our initial business combination, or maintaining our status as a publicly listed company outside China.
The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.
While the application of the M&A Rules remains unclear, we believe that the CSRC approval was not required in the context of this offering. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion.
On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, or the Opinions, which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.
However, the Opinions did not provide detailed rules and regulations. As a result, uncertainties remain regarding the interpretation and implementation of the Opinions. In addition, new rules or regulations in the future could impose additional requirements on us. For example, new rules could require China-based companies to seek approval before becoming, acquiring or remaining as an overseas-listed public company outside of China, including in the United States.
If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for a business combination, the issuance of our ordinary shares upon exercise of the rights, or maintaining our status as a publicly listed company outside China, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may delay a potential business combination, impose fines and penalties, limit our operations in China, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our units, ordinary shares and rights.
If, due to restrictions on foreign investment in a target business, we have to acquire the business through the use of contractual arrangements and the PRC government determines that such contractual arrangements do not comply with foreign investment regulations, or if these regulations or the interpretation of existing regulations in the PRC change or new restrictive or prohibitive regulations come into force in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.
Due to certain legal restrictions, foreign investors often acquire control of a PRC business through the use of contractual arrangements pursuant to which they effectively control the PRC business. There are uncertainties as to whether such contractual arrangements comply with the regulations prohibiting or restricting foreign ownership in certain industries. Even if such arrangements do not violate current regulations, such regulations are subject to change in the future and may be broadened to further restrict foreign investments in new industries or new category of assets.
If we or any of our potential future target businesses violate any existing or future local laws or regulations with respect to foreign investment in local entities (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:
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revoke the business and operating licenses of the potential future target business;

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confiscate relevant income and impose fines and other penalties;

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discontinue or restrict the operations of the potential future target business;

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require us or potential future target business to restructure the relevant ownership structure or operations;

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restrict or prohibit our use of the proceeds of this offering to finance the target businesses and its operations;

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impose conditions or requirements with which we or potential future target business may not be able to comply; or

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require us to discontinue a portion or all of our business.

The imposition of any of the above penalties could materially adversely affect our ability to conduct our business and financial condition and we might be forced to relinquish our interests in operations.
If we acquire a target business through contractual arrangements with, or which results in, one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses.
The PRC government has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The restricted industry groups are broad, including certain aspects of telecommunications, advertising, food production and heavy equipment manufacturers. In addition, there can be restrictions on the foreign ownership of businesses determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.”
Subject to the review and approval of the MOFCOM and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in PRC operating company.
The agreements would be designed to provide us with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, there has been limited implementation guidance provided with respect to the merger and acquisition regulations.
PRC government agencies could apply these rules to a business combination effected through contractual arrangements. If such an agency determines such an application should have made, consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulations.
If we effect our initial business combination that employs these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.
If the target business or any other entity fails to perform its obligations under these contractual arrangements, we may incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law. These remedies include seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to offset the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.
Regulations restricting the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden if we acquire interests in a state-owned company.
PRC laws governing the acquisition of a China state-owned company contains stringent governmental regulations. The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange,” and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation.” The final price must not be less than 90% of the appraisal price. In addition, bidding/auction procedures are essential in the event that there is more than one potential transferee.
In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. These regulations may adversely affect our ability to acquire a state-owned business or assets.
Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to utilize our cash flow effectively following our initial business combination.
The State Administration of Foreign Exchange of the PRC, or SAFE, promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015. Circular 19 regulates the use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company.
Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments in the PRC. However, Circular 19 states that RMB converted from foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. As a result, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC.
SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016. Circular 16 reiterates some of the rules in Circular 19. However, Circular 16 also changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises.
Violations of SAFE Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may also significantly limit our ability to transfer the proceeds of this offering to a PRC target company and the use of such proceeds by the PRC target company.

Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and affect the value of your investment.
Following our initial business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China.
Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Under existing exchange restrictions, without prior approval of SAFE, cash generated from PRC subsidiaries in China may be used to pay dividends.
However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not pay dividends in foreign currencies to our shareholders.
PRC regulatory authorities could impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.
Fluctuations in exchange rates could materially adversely affect the results of operations of a PRC target company and the value of your investment.
The value of the Renminbi against the U.S. dollar and other currencies may fluctuate due to changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably.
On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. Since then, the RMB has appreciated against the U.S. dollar, particularly in 2020.
With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces, international relations especially the trade tensions between U.S. and China, or government policies of PRC or U.S. may impact the exchange rate between the Renminbi and the U.S. dollar.
To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars to make payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would negatively affect the U.S. dollar amount.

If we successfully consummate a business combination with a target business with primary operations in the PRC, we will be subject to restrictions on dividend payments following consummation of our initial business combination.
After we consummate our initial business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations.
In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.
If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws.
On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of share options.
For any plans which are so covered and are adopted by a non-PRC listed company, such as our company, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.
Upon consummation of business combination with a target business with primary operations in PRC, we may adopt an equity incentive plan and make share option grants under the plan to our officers, directors and employees, whom may be PRC citizens and be required to register with SAFE. If any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business may be adversely affected.
PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or any future PRC subsidiaries to liability or penalties, limit our ability to inject capital into any PRC subsidiaries, limit any PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.
In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37.
SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 applies to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.
Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, must register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV must update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change.
If our shareholders who are PRC residents or entities fail to make the required registration or to update the previously filed registration, any PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to any PRC subsidiaries. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015.
Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.
We have requested PRC residents who we know hold direct or indirect interests in us to make the necessary applications, filings and registrations as required under SAFE Circular 37. We believe that most of these shareholders have completed the initial foreign exchange registrations with relevant banks. However, these individuals may not continue to make required filings or updates in a timely manner, or at all.
We may not know the identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, restrict our cross-border investment activities, and limit any PRC subsidiary’s ability to distribute dividends to us. As a result, our business and our ability to make distributions to you could be materially adversely affected.
Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations.
If we acquire a PRC domestic company, we or the owners of such company, as the case may be, may not obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.
We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, which could negatively impact potential acquisitions we may pursue in the future.
The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.
Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC corporate income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.
On February 3, 2015, the State Administration of Taxation, or the SAT, issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. Replacing the rules relating to indirect transfers in Circular 698, SAT

Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company.
In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.
On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.
Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.
As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.
We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as investments and acquisitions. We may pursue acquisitions in China that could trigger these tax obligations. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37.
For transfer of shares in our company by investors who are non-PRC resident enterprises, any PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request that the relevant transferors from whom we purchase taxable assets comply with these circulars, or establish that our company should not be taxed under these circulars, which may materially adversely affect our financial condition and results of operations.
If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable PRC tax consequences to us and our non-PRC shareholders.
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.
In 2009, the SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how “de facto management body” should be applied in determining the tax resident status of all offshore enterprises.
According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:
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the primary location of the day-to-day operational management is in the PRC;

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decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

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the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and

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at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income tax on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises.
In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the units, ordinary shares or rights, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the units, ordinary shares or rights by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us).
These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the units, ordinary shares and rights.
We may be liable for improper use or appropriation of personal information provided by others.
We and the target business under a business combination expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. The integrity and protection of our company, employee and third party data is critical to our business. Our employees and third parties expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.
The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.
Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.
The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters.
In July 2021, the Cyberspace Administration of China and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:
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companies who are engaged in data processing are also subject to the regulatory scope;

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the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;

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the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing, or data processor) holding more than one million users/users’ (which to be further specified) individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

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the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

Currently, we are a blank check company without any material operations. As a result, we do not believe we would fall under the definition of being an “operator of critical information infrastructure” or “data processor” as mentioned above. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we or the combined company following a business combination are deemed to be a critical information infrastructure operator or data processor and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. However, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and it remains unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the China Securities Regulatory Commission, or the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering or our initial business combination, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.
As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we or the combined company following a business combination could be subject to cybersecurity review, and if so, we may not be able to pass such review in relation to this offering or a business combination. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions, which may have material adverse effect on our business, financial condition or results of operations.
On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which take effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.
On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. We do not believe we are among the “operator of critical information infrastructure” or “data processor” as mentioned above, however, the revised draft of the Measures for Cybersecurity Review is in the process of being formulated and it remains unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the China Securities Regulatory Commission, or the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offeringor our initial business combination, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.
We may become subject to the PRC Data Security Law, the final Cybersecurity Review Measures and other data security laws and regulations if we acquire and operate business in the PRC or effect a business combination with a target company whose data processing activities and business operations fall under the purview of the PRC Data Security Law or such other laws and regulations, and the process of us searching for a target and completing an initial business combination and/or post-combination business may be impacted. It is uncertain whether the future regulatory changes would require us to obtain any specific regulatory approvals or impose additional restrictions on our initial business combination or post-combination operations. If so, the process of searching for a target and completing an initial business combination and/or post-combination business may be impacted.
As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we or the combined company following a business combination will comply with such regulations in all respects and we or the combined company following a business combination may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. Furthermore, opinions and draft measures were recently issued, official guidance and interpretation of these remain unclear in several respects at this time, and the PRC government authorities may have broad discretion in the interpretation and enforcement of these laws, opinions and draft measures. Therefore, it is uncertain whether the future regulatory changes would impose additional restrictions on our initial business combination or post-combination operations. If we fail to address and comply with the PRC Data Security Law and other data security laws and regulations in China, we or the combined company following a business combination may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.
While we take various measures to comply with all applicable data privacy and protection laws and regulations, our current security measures and those of our third-party service providers may not always be adequate for the protection of our company, employee or third party data. We may be a target for computer hackers, foreign governments or cyber terrorists in the future.
Unauthorized access to our proprietary internal and third party data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and third party data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques.

Unauthorized access to our proprietary internal and third party data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements. Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of third party data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, loss of confidence and trust in our company, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits.
A recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.
On April 21, 2020, former SEC Chairman Jay Clayton and former PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the disclosure, financial reporting and other risks associated with investing in companies based in or have substantial operations in emerging markets including China as well as the limited remedies available to investors who might take legal action against such companies. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.
On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,”(ii)adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.
On May 20, 2020 and December 2, 2020, the U.S. Senate and the U.S. House of Representatives, respectively, passed S. 945, the Holding Foreign Companies Accountable Act. On December 18, 2020, President Donald J. Trump signed into law the Holding Foreign Companies Accountable Act, requiring a foreign company to certify that it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process, and the regulatory developments are subject to the rule-making process and other administrative procedures.
In June 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the PCAOB for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. In the event that we complete a business combination with a company with substantial operations in China and any of the legislative actions or regulatory changes discussed above were to proceed in ways that are detrimental to China-based issuers, it could cause us to fail to comply with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China-based company, our access to the U.S. capital markets, and the price of our shares.
On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the

PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.
On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.
On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.
On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, which the PCAOB believes represents the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. The Statement of Protocol grants the PCAOB complete access in three important ways:

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The PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates — without consultation with, nor input from, Chinese authorities.

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Procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed.

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The PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

Any lack of access to the PCAOB inspection in China would prevent the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate the auditor of a company that we may target for an initial business combination, and as a result an exchange may determine to delist our securities in the event that this occurs.
If we decide to consummate our initial business combination with a target business based in and primarily operating in China, auditors of the combined company and their workpapers may be located in the PRC, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities. Therefore, the combined company’s securities may be delisted from a national securities exchange in the U.S pursuant to the HFCAA. A termination in the trading our of securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities. As of the date of the prospectus, Marcum, LLP, our auditor, is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities.
Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our units, ordinary shares or rights on Nasdaq, which could materially impair the market for and market price of our units, ordinary shares or rights.
If we merge with a China-based operating company, then the enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.
The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines, compensations and other administrative sanctions, and serious violations may constitute criminal offenses.
The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to enter into written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts.
In addition, the PRC Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. For example, according to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions. In the event that we decide to change our employment or labor practices, the PRC Labor Contract Law and other labor-related regulation may also limit our ability to effect those changes in a manner that we believe to be cost-effective. In addition, due to the uncertainties as to the interpretation and implementation of these laws and regulations, our employment practices may not be at all times deemed in compliance with the laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.
If we merge with a China-based operating company, then PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from making loans to or making additional capital contributions to the PRC entity, if any, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
We are an exempted company incorporated in the Cayman Islands with limited liability structured as a blank check company and may conduct our operations in China through a PRC entity. As permitted under PRC laws and regulations, in utilizing the proceeds of this offering, we may make loans to the PRC entity subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to the PRC entity. Furthermore, loans by us to the PRC entity to finance its activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times their net worth and capital contributions to the PRC entity will be subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.
The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although

SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to the PRC entity, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.
In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to the PRC entity or with respect to future capital contributions by us to the PRC entity. If we merge with a China-based operating company, and if we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund the PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
If we merge with a China-based operating company, then there are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of the PRC entity, and dividends payable by the PRC entity to our offshore entity may not qualify for certain treaty benefits.
Under the PRC Enterprise Income Tax Law (“PRC EIT Law”) and its implementation rules, if following our initial business combination we are a non-resident enterprise, that is, an enterprise lawfully incorporated pursuant to the laws of a foreign country (region) that has an office or premises established in China with no actual management functions performed in China, or an enterprise that has income derived from or accruing in China although it does not have an office or premises in China, we will be subject to a withholding tax rate of 10%. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to utilize the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC entity must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, under Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which took effect on April 1, 2018, a “Beneficial Owner” shall mean a person who has ownership and control over the income and the rights and property from which the income is derived. To determine the “beneficial owner” status of a resident of the treaty counterparty who needs to take advantage of the tax treaty benefits, a comprehensive analysis shall be carried out, taking into account actual conditions of the specific case.
Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits, or Circular 35. Circular 35 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities.
In addition, in response to the persistent capital outflow in China and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and SAFE promulgated a series of capital control measures in early 2017, including stricter vetting procedures for domestic companies to remit foreign currency for overseas investments, dividends payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of us to pay dividends or make other kinds of payments to us following our initial business combination could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.
It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.
Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC without first receiving approval from the China Securities Regulatory Commission. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.
You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.
While we are an exempted company incorporated under the laws of the Cayman Islands, following our initial business combination, we may conduct business operations in China and our assets may be located in China. In addition, our officers may reside within China for a significant portion of the time and they may be PRC nationals. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not reside in the United States or have substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.
On July 14, 2006, the Supreme People’s Court of China and the Government of the Hong Kong Special Administrative Region signed an Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters, or the 2006 Arrangement. Under such arrangement, where any designated People’s Court or any designated Hong Kong court has made an enforceable final judgment requiring payment of money in a civil and commercial case pursuant to a choice of court agreement, any party concerned may apply to the relevant People’s Court or Hong Kong court for recognition and enforcement of the judgment. On January 18, 2019, the Supreme Court of the People’s Republic of China and the Department of Justice under the Government of the Hong Kong Special Administrative Region signed the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the 2019 Arrangement. The 2019 Arrangement, for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the courts in mainland China and those in the Hong Kong Special Administrative Region, stipulates the scope and particulars of judgments, the procedures and ways of the application for recognition or enforcement, the review of the jurisdiction of the court that issued the original judgment, the circumstances where the recognition and enforcement of a judgment shall be refused, and the approaches towards remedies, among others. After a judicial interpretation has been promulgated by the Supreme People’s Court and the relevant procedures have been completed by the Hong Kong Special Administrative Region, both sides shall announce a date on which the 2019 Arrangement shall come into effect. The 2019 Arrangement shall apply to any judgment made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.
Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.
Risks Relating to our Sponsor and Management Team
Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.
Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
In July 2020, our sponsor paid $25,000 to cover certain of our offering costs in consideration for 1,150,000 founder shares. In August 2021, we effected a share dividend of 0.25 shares for each founder share outstanding, resulting in our initial shareholders holding 1,437,500 founder shares. In January 2023, we effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in our initial shareholders holding 1,725,000 founder shares. As such, our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares). The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 500,000 private units at $10.00 per unit (or 545,000 if the underwriters’ over-allotment option is exercised in full), for a purchase price of $5,000,000 in the aggregate (or $5,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), that will also be worthless if we do not complete a business combination.
The founder shares are identical to the ordinary shares included in the units being sold in this offering except that: (1)  the founder shares are subject to certain transfer restrictions; (2) our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive: (x) their redemption rights with respect to their founder shares and any public shares held by them in connection with the completion of our initial business combination (and not seek to sell its shares to us in any tender offer we undertake in connection with our initial business combination); (y) their redemption rights with respect to their founder shares and any public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (z) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and (5) the founder shares are entitled to registration rights. Our directors and officers have also entered into the letter agreement with respect to public shares acquired by them, if any.
The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 9-month (or up to 18-month) deadline following the closing of this offering nears, which is the deadline for the completion of our initial business combination.
Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business, and they are not prohibited from sponsoring, or otherwise becoming involved with, other blank check companies prior to us completing our initial business combination. Moreover, certain of our officers and directors have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers.
Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors, Director Nominees and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
In particular, affiliates of our sponsor have invested in industries as diverse as wireless communication, e-commerce, block-chain technology and social media. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers or directors which may raise potential conflicts of interest.
In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors.
Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires

50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the issued and outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
We expect to need to comply with the rules of Nasdaq that require our initial business combination to occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination.
The rules of Nasdaq require that our initial business combination occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account, and our rights and warrants will expire worthless. If we are not then listed on Nasdaq for whatever reason, we would not be required to satisfy the foregoing 80% fair market value test and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
I-Bankers Securities, Inc. may have a conflict of interest in rendering services to us in connection with our initial business combination.
We have engaged I-Bankers Securities, Inc. to assist us in connection with our initial business combination. We will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of our initial business combination in an aggregate amount equal to 4.0% of the total gross proceeds raised in the offering. The representative shares will also be worthless if we do not consummate an initial business combination. These financial interests may result in I-Bankers Securities, Inc. having a conflict of interest when providing the services to us in connection with an initial business combination.
We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.
We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering and the sale of the private units will be sufficient to allow us to complete our initial business combination, because we have not yet selected any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.20 per share, or less in certain circumstances, on the liquidation of our trust account, and our rights and warrants will expire worthless.
U.S. laws in the future may restrict or eliminate our ability to complete a business combination with certain companies.
Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the federal government has proposed legislation that would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from national securities exchanges if it failed to retain an accounting firm that the PCAOB has inspected to the satisfaction of the SEC. Such proposed legislation would also require public companies to disclose whether they are owned or controlled by a foreign government, specifically, those based in the People’s Republic of China, or the PRC. We may not be able to consummate a business combination with a favored target business due to these laws. Furthermore, the documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare.
Risks Relating to our Securities
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company with the SEC;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our ordinary shares; or (iii) absent our completing an initial business combination within 9 months (or up to 18 months if we extend the period of time to consummate a business combination) from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.
However, if, (i) the 2022 Proposed Rules (as defined below) are adopted by the SEC, (ii) our shareholders vote to extend the time to complete our initial business combination, and (iii) we do not (x) file a Current Report on Form 8-K with the SEC announcing that we have entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the registration statement for this offering, and (y) consummate our initial business combination no later than 24 months after the effective date of the registration statement for this offering, there is a risk that we would be deemed to be an investment company and subject to the Investment Company Act. Further, if we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act.
The 2022 Proposed Rules would provide a safe harbor for SPACs from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require a SPAC to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the SPAC’s registration statement for its initial public offering. The SPAC would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. Although the 2022 Proposed Rules, including the proposed safe harbor rule, have not yet been adopted, the SEC has indicated that there are serious questions concerning the applicability of the Investment Company Act to a SPAC that does not complete its initial business combination within the proposed time frame set forth in the proposed safe harbor rule. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.20 per public share, or less in certain circumstances, on the liquidation of our trust account and our rights and warrants will expire worthless.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
Nasdaq may delist our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We have applied to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date that our ordinary shares, rights and warrants are eligible to trade separately, we anticipate that our ordinary shares, rights and warrants will be listed separately on Nasdaq. Although, after giving effect to this offering, we expect to meet on a pro forma basis Nasdaq’s minimum initial listing standards, which generally only require that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as well as certain qualitative requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to such securities;

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a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our ordinary shares, rights and warrants will be listed on Nasdaq, our units, ordinary shares, rights and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, state securities regulators might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.
Our sponsor paid an aggregate of $25,000, or $0.015 per founder share (assuming the over-allotment option is exercised in full and thus no forfeiture by our sponsor of any founder shares), and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares.
The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the right or warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the rights or warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 94.83% (or $8.62 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.47 and the initial offering price of $9.09 per unit (including the ordinary shares issuable upon conversion of the rights).
We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would substantially dilute the interest of our shareholders and likely present other risks.
Our amended and restated memorandum and articles of association authorize the issuance of ordinary shares, including 220,000,000 ordinary shares, par value $0.0001 per share, as well as 1,000,000 preference shares, par value $0.0001. Immediately after this offering, there will be 211,755,000 (assuming that the underwriters have not exercised their over-allotment option and an aggregate of 225,000 founder shares have been forfeited) authorized but unissued ordinary shares available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants and conversion of rights, and 1,000,000 authorized but unissued preference shares available for issuance.
We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 9 months (or up to 18 months) from the closing of this offering or (y) amend the foregoing provisions. The issuance of additional ordinary shares or preference shares:
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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

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could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, to use our reasonable best efforts to file a registration statement under the Securities Act covering the issuance of such shares, to use our reasonable best efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those ordinary shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying ordinary shares for sale under all applicable state securities laws.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.
We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.
Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then outstanding rights (including the private rights) in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the rights in a manner adverse to a holder if holders of at least a majority of the then outstanding public rights approve of such amendment.
Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant or right holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement and rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement or rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement or the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants or rights shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement or rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement or rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants or rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant or right holder in any such enforcement action by service upon such warrant or rights holder’s counsel in the foreign action as agent for such warrant or right holder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
This choice-of-forum provision may limit a warrant or right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement or rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like or as indicated above) for any 20 trading days within a 30 trading-day period commencing on the date they become exercisable and ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
Our rights, warrants and founder shares may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.
We will be issuing rights to receive 600,000 ordinary shares (or up to 690,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) and warrants to purchase 6,000,000 ordinary shares (or up to 6,900,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) at a price of $11.50 per share (subject to adjustment as provided herein), as part of the units offered by this prospectus. Simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 500,000 (or 545,000 if the underwriters’ over-allotment option is exercised in full) private units, each unit consisting of one private share, one private right and one private warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination. Each warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. We will also be issuing warrants to the representative exercisable to purchase 172,500 ordinary shares at a price of $12.00 per share, subject to adjustment. In addition, if our sponsor, an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into units, at the price of $10.00 per unit, at the option of the lender. Such units would be identical to the private units. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our rights, warrants and any units issued upon conversion of working capital loans may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
If:

(i)
we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share;

(ii)
the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and

(iii)
the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.
The grant of registration rights to our shareholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.
The holders of the founder shares, representative shares, private units and any units that may be issued on conversion of working capital loans (and any securities underlying the private units or units issued upon conversion of the working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the ordinary shares owned by our initial shareholders or their permitted transferees, our private units or units issued in connection with working capital loans are registered for resale.
We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.
In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.20. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.
Since our officers and directors will share in any appreciation of the founder shares purchased at approximately $0.015 per share, a conflict of interest may arise in determining whether a particular target business is appropriate for our initial business combination.
Each of the officers and directors who will assist us in sourcing potential acquisition targets has an interest in our sponsor. While our officers and directors will not receive any cash compensation from us prior to a business combination but through their interest in the sponsor will share in any appreciation of the founder shares, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of these officers and directors with the interests of our shareholders. However, as these officers and directors have paid approximately $0.015 per share or less for the interest in the founder shares, this structure also creates an incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target that ultimately declines in value and is not profitable for our public shareholders.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and warrants were negotiated between us and the representative of the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares, rights and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.
Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include two-year director terms and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.
If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — General”) of our ordinary shares, rights or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”
General Risk Factors
We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of September 30, 2022, we had no cash and a working capital deficiency of $368,859. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
Past performance by our management team and advisors may not be indicative of future performance of an investment in us.
Past performance by our management team and advisors is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or advisors’ performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. None of our officers or directors has any experience with blank check companies or special purpose acquisition companies. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.
On March 30, 2022, the SEC issued proposed rules (“2022 Proposed Rules”) relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to engage financial and capital market advisors, negotiate and complete our initial business combination and may increase the costs and time related thereto.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.
Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.
Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.
We may re-incorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.
In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to a country located in Asia or another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States or the Cayman Islands. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation may subject us to foreign regulations that could materially and adversely affect our business.
We have identified a material weakness in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.
In preparing our financial statements for the year ended December 31, 2021, and for the period from July 1, 2020 (inception) through December 31, 2020, we identified a material weakness in our internal control over financial reporting, as defined in the SEC guidelines for public companies. The material weakness identified relates to ineffective review controls over the financial statement preparation process including the valuation of complex financial instruments and recording of accrued expenses, including proper cut off procedures. This was identified through errors that were identified and corrected during our Independent Registered Public Accounting Firm review of the draft financial statements prior to filing.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.
If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

USE OF PROCEEDS
We are offering 6,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units will be used as set forth in the following table.
	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public	$60,000,000	$69,000,000
Gross proceeds from private units offered in the private placement	5,000,000	5,450,000
Total gross proceeds	$65,000,000	$74,450,000
Estimated offering expenses(1)
Underwriting commissions (3.0% of gross proceeds from units offered to public)	$1,800,000	$2,070,000
Legal fees and expenses	250,000	250,000
Accounting fees and expenses	40,000	40,000
Printing and engraving expenses	30,000	30,000
SEC expenses	17,154	17,154
FINRA expenses	24,085	24,085
Nasdaq listing and filing fees (including deferred amount)	75,000	75,000
Underwriter expense reimbursement	150,000	150,000
Miscellaneous expenses(2)	13,761	13,761
Total estimated offering expenses (other than underwriting commissions)	$600,000	$600,000
Proceeds after estimated offering expenses	$62,600,000	$71,780,000
Held in trust account(3)	$61,200,000	$70,380,000
% of public offering size	102%	102%
Not held in trust account(1)	$1,400,000	$1,400,000
The following table shows the use of the $1,400,000 of net proceeds not held in the trust account(3).
	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$300,000	21.43%
Legal and accounting fees related to regulatory reporting obligations	150,000	10.71%
Nasdaq continued listing fees	75,000	5.36%
Administrative and support services(4)	90,000	6.43%
Directors’ and Officers’ insurance	650,000	46.43%
General working capital	135,000	9.64%
Total	$1,400,000	100.0%

(1)
A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $150,000 as described in this prospectus. As of September 30, 2022, we had borrowed $150,000 under the promissory note with our sponsor to be used for a portion of the expenses of this offering. These loans will be repaid upon completion of this offering out of the $600,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(2)
Includes organizational and administrative expenses, and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(3)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(4)
On or prior to the date of this prospectus, we will enter into an administrative services agreement pursuant to which we will pay our sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Of the net proceeds of this offering and the sale of the private units, $61,200,000 (or $70,380,000 if the underwriters’ over-allotment option is exercised in full) will, upon the consummation of this offering, be placed in a United States-based trust account with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be held as cash or invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $1,995,120 per year, assuming an interest rate of 3.26% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, and up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable. The funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we are unable to complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering, subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to loan funds to, or invest in, us.
We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.
Our sponsor has agreed to loan us up to $150,000 under an unsecured amended promissory note to be used for a portion of the expenses of this offering. As of September 30, 2022, we had borrowed $150,000 under the promissory note with our sponsor to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and are due at the earlier of June 30, 2023 or the closing of this offering. This loan will be repaid upon completion of this offering out of the $600,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption of our public shares and the related business combination, and we instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or within 18 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we are unable to complete our initial business combination within 9 months (or within 18 months) from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.
Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per ordinary share, assuming no value is attributed to the rights or warrants included in the units we are offering pursuant to this prospectus or the private warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.
At September 30, 2022, our net tangible book value was a deficiency of $368,859, or approximately $(0.18) per ordinary share. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of 0.10 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 6,600,000 (consisting of 6,000,000 shares included in the units we are offering by this prospectus and 600,000 shares for the outstanding rights), and the price per share in this offering will be deemed to be $9.09. After giving effect to the sale of 6,000,000 ordinary shares included in the units we are offering by this prospectus, the sale of the private units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at September 30, 2022 would have been $1,320,267, or $0.46 per share, representing an immediate increase in net tangible book value (as decreased by the value of 6,000,000 ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of 0.64 per share to our initial shareholders as of the date of this prospectus and an immediate dilution of $8.63 per share or 94.94% to our public shareholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $8.66 per share or 95.27%.
The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the rights or warrants included in the units or the private units:
	Without Over-allotment	With Over-allotment
Public offering price	$9.09	$9.09
Net tangible book deficit before this offering	(0.18)	(0.18)
Increase attributable to public shareholders	0.64	0.61
Pro forma net tangible book value after this offering and the sale of the private units	0.46	0.43
Dilution to public shareholders	$8.63	$8.66
Percentage of dilution to new investors	94.94%	95.27%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $61,200,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest (which interest shall be net of taxes payable), divided by the number of ordinary shares sold in this offering). The actual number of shares that may be redeemed could be higher than the above amount provided that we meet the requirement to have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of our initial business combination.

The following table sets forth information with respect to our initial shareholders and the public shareholders:
	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Shareholders(1)	1,500,000	16.86%	$25,000	0.04%	$0.02
Private Shares(2)	550,000	6.18%	5,000,000	7.69%	9.09
Representative Shares(4)	245,000	2.75%	25	0.00%	0.0001
Public Shareholders(3)	6,600,000	74.20%	60,000,000	92.27%	9.09
	8,895,000	100.00%	$65,025,025	100.00%

(1)
Assumes no exercise of the over-allotment option and forfeiture by our sponsor of 225,000 founder shares.

(2)
Includes the issuance of an additional 50,000 shares underlying the rights contained in the private shares.

(3)
Includes the issuance of an additional 600,000 shares underlying the rights contained in the public shareholders.

(4)
Assumes no exercise of the over-allotment option and forfeiture by the holder of the representative shares of 33,000 representative shares

The pro forma net tangible book value per share after this offering is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(368,859)	$(368,859)
Net proceeds from this offering and sale of the private units	62,600,000	71,780,000
Plus: Offering costs paid in advance, excluded from tangible book value	385,626	385,626
Less: Overallotment liability	(96,500)	—
Less: Proceeds held in trust subject to redemption	(61,200,000)	(70,380,000)
	$1,320,267	$1,416,767
Denominator:
Ordinary shares outstanding prior to this offering	1,725,000	1,725,000
Ordinary shares forfeited if over-allotment is not exercised	(225,000)	—
Ordinary shares included in the private units	500,000	545,000
Ordinary shares underlying the rights included in the private units	50,000	54,500
Ordinary shares included in the units offered	6,000,000	6,900,000
Ordinary shares underlying the rights included in the units offered	600,000	690,000
Representative shares	278,000	278,000
Representative shares forfeited if over-allotment is not exercised	(33,000)	—
Less: Ordinary shares subject to redemption/tender	(6,000,000)	(6,900,000)
	2,895,000	3,292,500

CAPITALIZATION
The following table sets forth our capitalization at September 30, 2022, and as adjusted to give effect to the sale of our 6,000,000 units in this offering for $60,000,000 (or $10.00 per unit) and the sale of 500,000 private units for $5,000,000 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities:
	September 30, 2022
	Actual	As Adjusted(2)
Note payable to related party(1)	$150,000	$—
Ordinary shares, subject to redemption; no shares actual and 6,000,000 shares as adjusted(3)	—	61,200,000
Overallotment liability		96,500
Shareholders’ equity:
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Ordinary shares, $0.0001 par value, 220,000,000 shares authorized; 2,003,000 and 2,245,000 shares issued and outstanding, actual (excluding 6,000,000 shares subject to possible redemption), as adjusted(4)	201	225
Additional paid-in capital(5)	27,027	1,330,503
Accumulated deficit	(10,461)	(10,461)
Total shareholders’ equity	$16,767	$1,320,267
Total capitalization	$166,767	$62,616,767

(1)
Our sponsor has agreed to loan us up to $150,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of September 30, 2022, we had borrowed $150,000 under the promissory note with our sponsor to be used for a portion of the expenses of this offering.

(2)
Assumes the full forfeiture of 225,000 shares that are subject to forfeiture by our sponsor and 33,000 shares that are subject to forfeiture for the representative shares, depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(3)
Represents net proceeds allocated to the public ordinary shares less the allocated transaction costs related to this offering. The ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument, or (ii) recognize changes in the redemption value immediately as they occur and adjust the carry amount of the instrument to equal the redemption value at the end of each reporting period.

(4)
Actual share amount is prior to any forfeiture of founder shares by our sponsor and representative shares and as adjusted share amount assumes full forfeiture of 258,000 shares and no exercise of the underwriters’ over-allotment option.

(5)
The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholders’ equity of $1,320,267, minus ordinary shares (par value) of $225 minus the accumulated deficit of $10,461.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private units, our shares, debt or a combination of cash, shares and debt.
The issuance of additional shares in a business combination:

•
may significantly dilute the equity interest of investors in this offering;

•
may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•
could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2022, we had deferred offering costs of $385,626. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans.
We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering from the receipt of $25,000 from our sponsor to cover certain of our offering costs in consideration for 1,725,000 ordinary shares and from the availability of up to $150,000 in loans from our sponsor under an unsecured promissory note. As of September 30, 2022, we had borrowed $150,000 under the promissory note. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of $600,000 and underwriting commissions of $1,800,000 ($2,070,000 if the underwriters’ over-allotment option is exercised in full), and (2) the sale of the private units for a purchase price of $5,000,000 (or $5,450,000 if the underwriters’ over-allotment option is exercised in full), will be $62,600,000 (or $71,780,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $61,200,000 or $70,380,000 if the underwriters’ over-allotment option is exercised in full will be deposited into the trust account. The funds in the trust account will be held as cash or invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries. The remaining $1,400,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $600,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $600,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable) to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. We expect the only taxes payable by us out of the funds in the trust account will be income taxes. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us $1,400,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include $300,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $150,000 for legal and accounting fees related to regulatory reporting requirements; $650,000 for directors and officers insurance; $75,000 for Nasdaq continued listing fees; $90,000 as administrative fees that shall be provided for in the administrative services agreement that we will enter into with our sponsor; and $135,000 for general working capital that will be used for miscellaneous expenses, including overhead, and reserves.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.
Controls and Procedures
We are not currently required to evaluate and report on an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2024. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
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staffing for financial, accounting and external reporting areas, including segregation of duties;

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reconciliation of accounts;

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proper recording of expenses and liabilities in the period to which they relate;

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evidence of internal review and approval of accounting transactions;

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documentation of processes, assumptions and conclusions underlying significant estimates; and

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documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private units held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
In July 2020, our sponsor paid $25,000 to cover certain of our offering costs in consideration for 1,150,000 founder shares. In August 2021, we effected a share dividend of 0.25 shares for each founder share outstanding, resulting in our initial shareholders holding 1,437,500 founder shares. In January 2023, we effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in our initial shareholders holding 1,725,000 founder shares. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares underlying the private units and the representative shares).

On or prior to the date of this prospectus, we will enter into an administrative services agreement pursuant to which we will pay our sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying any of these monthly fees.
Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Our sponsor has agreed to loan us up to $150,000 under an unsecured amended promissory note to be used for a portion of the expenses of this offering. As of September 30, 2022, we had borrowed $150,000 under the promissory note with our sponsor to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and are due at the earlier of June 30, 2023 or the closing of this offering. This loan will be repaid upon completion of this offering out of the $600,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Our sponsor has committed to purchase an aggregate of 500,000 (or 545,000 if the underwriters’ over-allotment option is exercised in full) private units at a price of $10.00 per unit ($5,000,000 in the aggregate or $5,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor will be permitted to transfer the private units held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private units have terms and provisions that are identical to those of the units being sold in this offering.
We will have up to 9 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with such an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full, or $0.30 per unit in either case) on or prior to the date of the applicable deadline, for each three month extension. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans in the event that we do not complete a business combination. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
Pursuant to a registration rights agreement that we will enter into with our initial shareholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of the representative shares and the units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Principal Shareholders — Registration Rights.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations
As of September 30, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
General
We are incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities related to this offering. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any target business regarding entering into a business combination with us. However, we will not undertake our initial business combination with any target business utilizing a VIE structure nor will our post-combination business utilize a VIE structure.
While we may pursue a business combination target in any business, industry or geographical location, we intend to focus our search on businesses in the technology industry that have their primary operations located in Asia. We believe that we will add value to these businesses primarily by providing them with access to the U.S. capital markets.
We will seek to capitalize on the strength of our management team. Our team consists of experienced professionals and operating executives. Collectively, our officers and directors have significant experience in mergers and acquisitions, and operating companies, in the Asian markets. We believe we will benefit from their accomplishments, and specifically their current and recent activities in the Asian markets, in identifying attractive acquisition opportunities. However, there is no assurance that we will complete a business combination. Our officers and directors have no prior experience consummating a business combination for a “blank check” company.
Investment Criteria
Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. We have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see justification to do so.
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Middle-Market Growth Business.   We will primarily seek to acquire one or more growth businesses with a total enterprise value of between $100 million and $200 million. We believe that there are a substantial number of potential target businesses within this valuation range that can benefit from new capital for scalable operations to yield significant revenue and earnings growth. We currently do not intend to acquire either a start-up company (a company that has not yet established commercial operations) or a company with negative cash flow.

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Companies in Business Segments that Are Strategically Significant to the Asian Markets.   We will seek to acquire businesses in sectors that are currently strategically significant to the Asian markets. Such sectors include innovative and cross-border e-commerce and online agricultural trading.

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Business with Revenue and Earnings Growth Potential.   We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of both existing and new product development, increased production capacity, expense reduction and synergistic follow-on acquisitions resulting in increased operating leverage.

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Companies with Potential for Strong Free Cash Flow Generation.   We will seek to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow. We intend to focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.

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Benefit from Being a Public Company.   We intend to acquire a business or businesses that will benefit from being publicly traded and which can effectively utilize access to broader sources of capital and a public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that our management team may deem relevant. We believe our management team’s extensive contacts, broad industry knowledge and highly regarded experience will yield a robust deal flow from which we may select a target. We will seek to acquire the target on terms and in a manner that leverages our management team’s experience. The potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks designed to balance value creation with capital preservation. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the United States Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
Competitive Strengths
Management Team
We believe that our management team’s extensive relationships throughout Asia will enable us to identify business combination opportunities with significant potential upside. We expect that our management team’s combined experience in a wide variety of industries, when paired with our management team’s ability to perform under varying economic environments in emerging markets, will be a differentiating factor that is highly attractive to potential target companies.
Status as a Public Company
We believe that our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their stock, shares or other equity interests in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration used in the transaction to the specific needs of the sellers. We believe that target businesses might find this avenue a more certain and cost-effective method to becoming a public company than a typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become a public company, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. Public company status can offer further benefits by enhancing a company’s profile among potential new customers and vendors and attracting talented employees. While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These limitations include constraints on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek shareholder approval of a business combination or conduct a tender offer in relation thereto, which may delay the consummation of a transaction; and the existence of our outstanding warrants, which may represent a source of future dilution.

Financial Position
With funds in the trust account of $61.2 million (or approximately $70.38 million if the over-allotment option is exercised in full) available to use for a business combination (assuming no shareholder seeks redemption of their shares or seeks to sell their shares to us in any tender offer in relation to such business combination), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and there can be no assurance that it will be available to us. Furthermore, redemptions in connection with our initial business combination could reduce the amount of funds available to be used in connection with such business combination.
Effecting a Business Combination
General
We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our equity, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
We will have up to 9 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full, or $0.30 per unit in either case) on or prior to the date of the applicable deadline, for each three month extension. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to dissolve and liquidate. We expect the pro rata redemption price to be approximately $10.20 per ordinary share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.
We Have Not Identified a Target Business
To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.
Subject to our management team’s pre-existing fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
Sources of Target Businesses
While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our sponsor, initial shareholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to our sponsor’s contacts and resources will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.
Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account) at the time of the agreement to enter into the initial business combination, subject to any pre-existing fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, initial shareholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $10,000 administrative services fee, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination, the repayment of the $150,000 loan and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated shareholders from a financial point of view.
Selection of a Target Business and Structuring of a Business Combination
Subject to our management team’s pre-existing fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:
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financial condition and results of operation;

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growth potential;

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brand recognition and potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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existing distribution and potential for expansion;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

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impact of regulation on the business;

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regulatory environment of the industry;

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the target business’s compliance with U.S. federal law;

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costs associated with effecting the business combination;

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industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

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macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.
The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.
Fair Market Value of Target Business
Nasdaq listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.
The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria.
We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
Lack of Business Diversification
We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:
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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.
Limited Ability to Evaluate the Target Business’ Management
Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Shareholders May Not Have the Ability to Approve an Initial Business Combination
In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek shareholder approval or engage in a tender offer, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 9 months (or up to 18 months) from the closing of this offering in order to be able to receive a pro rata share of the trust account. Our sponsor, initial shareholders, officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination.
None of our officers, directors, sponsor, initial shareholders or their affiliates has indicated any intention to purchase units or ordinary shares in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to have their shares redeemed, our officers, directors, sponsor, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to reduce the number of redemptions. Notwithstanding the foregoing, our officers, directors, sponsor, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Conversion Rights
At any meeting called to approve an initial business combination, public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public shareholders with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.
Our sponsor, initial shareholders and our officers and directors will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. Additionally, the holders of the representative shares will not have conversion rights with respect to the representative shares.
We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.
Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until two business days prior to the scheduled vote on the proposal to approve the business combination to deliver his, her or its shares if he, she or it wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his, her or its shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any general meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of ordinary shares delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he or she may simply request that the transfer agent return the certificate (physically or electronically).
If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.
Redemption of Public Shares and Liquidation if No Initial Business Combination
Our sponsor, officers and directors have agreed that we will have only 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) to complete our initial business combination. If we are unable to complete our initial business combination within such 9-month period (or 18-month period), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights or warrants, which will expire worthless if we fail to complete our initial business combination within the 9-month time period (or 18-month time period).
Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 9 months (or within 18 months) from the closing of this offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 9-month time frame (or 18-month time frame).
Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules).
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,400,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the private units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.20. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.20. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (1) $10.20 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.20 per share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,400,000 from the proceeds of this offering and the sale of the private units, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $600,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $600,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
If we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public shareholders. Additionally, if we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (3) the redemption of our public shares if we are unable to complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with our initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.
Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. Our amended and restated memorandum and articles of association contains a provision which provides that, if we seek to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:
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prior to the completion of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed business combination, or (2) provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer (and thereby avoid the need for a shareholder vote), in each in cash, for an amount payable in cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein;

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we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon completion of our initial business combination and, solely if we seek shareholder approval, we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company;

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if our initial business combination is not consummated within 9 months (or up to 18 months) from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; and

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prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 9 months (or up to 18 months) from the closing of this offering or (y) amend the foregoing provisions.
These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association provide that we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held general meeting.
With respect to matters submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.
Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination).
	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. None of the funds in the trust account will be used to purchase shares in such transactions.	If we are unable to complete our initial business combination within 9 months from the closing of this offering (or within 18 months from the closing of this offering if we extend the period of time to consummate a business combination), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.20 per share), including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise the over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$61,200,000 of the proceeds of this offering and the sale of the private units will be deposited into a United States-based trust account at with Continental Stock Transfer & Trust Company acting as trustee	Approximately $52,380,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$61,200,000 of the proceeds of this offering and the sale of the private units held in trust will be held as cash or invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (1) any taxes paid or payable and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $50,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares, rights and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless I-Bankers Securities, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares, rights and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient

	Terms of Our Offering	Terms Under a Rule 419 Offering
	redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we receive the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed business combination.	number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline	If we are unable to complete an initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (1) cease all operations except for the purpose of	If an acquisition has not been completed within 9 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, and up to $50,000 of interest that may be needed to pay dissolution expenses, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we are unable to complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering, subject to applicable law.
Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Since blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.
Tendering share certificates in connection with redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to

Terms of Our Offering	Terms Under a Rule 419 Offering
proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights.	deliver their certificate to verify ownership.
Competition
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.
Conflicts of Interest
All of our executive officers and certain of our directors have or may have fiduciary and contractual duties to certain companies in which they have invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.
Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account), subject to any pre-existing fiduciary or contractual obligations. If any of our officers or directors becomes aware of an initial business combination opportunity that may be attractive to any entity to which he has pre-existing fiduciary or contractual obligations, he will be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, they will be required to present all suitable business combination opportunities to such entities prior to presenting them to our company for consideration.
We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.20 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.
Facilities
We currently maintain our executive offices at Unit 1006, Block C, Jinshangjun Park, No. 2 Xiaoba Road, Panlong District, Kunming, Yunnan, China. The cost for the space is included in the up to $10,000 monthly fee that we will pay our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have three executive officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period may vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.
Periodic Reporting and Financial Information
We will register our units, ordinary shares, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.
We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2024 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 9 months preceding the date of this prospectus.

MANAGEMENT
Directors, Director Nominees and Executive Officers
Name	Age	Title
Jian Zhang	40	Chief Executive Officer and Chairman
Jirong Lyu	40	Chief Financial Officer and Director Nominee
Yiwen Ma	37	Chief Technology Officer
Zhanming Zhang	31	Chief Investment Officer
John Wallace	72	Director
Joseph Valenza	65	Director
Ning Wang	67	Director
Our directors, director nominees and executive officers are as follows:
Jian Zhang has served as our Chairman and Chief Executive Officer since inception. He has significant experience in designing, developing and operating message platforms and investing in the informational, biological, block-chain and consumer technology industries. He is currently a director of many technology and investment firms, including Yunnan Jimaoxin Information Technology Co., Ltd., Chongqing Wangwang Supply Chain Management Co., Ltd., Shenzhen Zenyi Tonglian Technology Co., Ltd. and Zhuhai Meining Technology Co., Ltd. Since August 2015, he has been the Chief Executive Officer and the Managing Partner of Yunnan Xiaosen Venture Capital Co., Ltd., a fund active in angel-round capital raising for Internet and social media startups. Since August 2017, Mr. Zhang has also been the Chief Executive Officer and Director of Hangzhou Hechuang Investment Management Co., Ltd., a fund investing in the processing, supply chain and retail channel related to agricultural products. Since August 2018, Mr. Zhang has also been the Chief Executive Officer of Tongzheng Huilian Technology (Beijing) Co., Ltd., a high-tech company focusing on the development and application of blockchain technology. From January 2005 to August 2018, he served as the Chief Executive Officer at Kunming Limit Technology Company Limited, a high-tech company mainly engaged in the development of the development of mobile communication technology. Mr. Zhang graduated from Guangdong Ocean University with a Bachelor’s degree in Engineering. We believe he is well qualified to serve on our board of directors due to his investment and operational experience in the Internet and communication industry.
Jirong Lyu has served as our Chief Financial Officer since inception and will serve as one of our directors as of the effective date of the registration statement of which this prospectus forms a part. Since March 2016, he has served as a Managing Partner of Dongguan Taihua Tax Accountant Firm, an accounting firm, and Chief Financial Officer at Shanghai Shengkai Technology Co., Ltd., a company focusing on providing technical and operational services to Chinese e-commerce enterprises with cross-border operations. Mr. Lyu served as the Head of the Financial Securities Market at Guangdong Vocational College of Innovation and Technology, School of Finance and Economics from July 2011 to March 2016, during which time he led the editing of three academic textbooks focused on computerized accounting. From July 2006 to June 2011, Mr. Lyu served as the Manager of the Tax Department at Dongguan Wabisen Certified Public Accountants Co., Ltd., an accounting firm. Mr. Lyu graduated from Zhengzhou University of Aeronautics with a Bachelor’s degree in Management. We believe he is well qualified to serve on our board of directors due to his experience and academic expertise in financial counseling, international taxation and securities transactions.
Yiwen Ma has served as our Chief Technology Officer since inception. Mr. Ma has substantial experience researching and developing the systems and programs related to instant messaging and big data technology. Since September 2009, he has been serving as the Software Manager of Kunming Limit Technology Company Limited. Mr. Ma graduated from Kunming University of Science and Technology with a Bachelor’s degree in Engineering.
Zhanming Zhang has served as our Chief Investment Officer since November 2022. He began his career as a human resource manager with Chongqing Hengyue Huashang Education Technology Co., Ltd. from January 2017 to December 2018. From January 2019 to December 2021, he served as the president of

Guangzhou Tiancheng Capital Management Group Co., Ltd., an investment company focusing on early and mid-stage companies, where he was responsible for sourcing deals. Since December 2021, Mr. Zhang has served as the deputy director of the SME Listing Service Alliance of the China Promotion Center, which assists private companies in listing their securities on stock exchanges. In 2022, Mr. Zhang, along with several venture capital firms, co-founded the Future Unicorn Alliance, an organization focusing on investing in high-tech industries. Mr. Zhang studied human resource management in Chongqing University.
John Wallace will serve as one of our directors as of the effective date of the registration statement of which this prospectus forms a part. From December 2015 to April 2020, Mr. Wallace served as the Chairman and Chief Executive Officer of the Delaware Board of Trade, a subsidiary of Ideanomics,Inc. (NASDAQ: IDEX), a broker-dealer operating an Alternative Trading System (ATS) for equities not listed on a stock exchange. From July 2019 to September 2020, he served as a director of Ideanomics, Inc. and from January 2015 to May 2020, he served as a director of Gene Biotherapeutics, Inc. (OTCMKTS: CRMX), a company that manages a portfolio of investments in medical technologies. Since September 2006, Mr. Wallace has also served as the President and Chief Executive Officer of Philadelphia Financial Services, LLC, a company providing consulting services to firms in the financial services industry. From August 2008 to October 2011, he served as the President and Chief Executive Officer of Miami International Holdings, Inc., a company that creates exchange technology. From January 1981 to July 2008, Mr. Wallace served in various managerial positions, including the Chairman and Chief Executive Officer, of the Philadelphia Stock Exchange before its acquisition by the NASDAQ OMX Group Inc. in July 2008. Mr. Wallace graduated from Franklin & Marshall College in Lancaster, Pennsylvania with a Bachelor’s degree in Economics and retired honorably from the United States Army, holding the rank of Lieutenant Colonel. We believe he is well qualified to serve on our board of directors due to his extensive managerial and entrepreneurial experience in securities transactions and the U.S. capital markets.
Joseph Valenza will serve as one of our directors as of the effective date of the registration statement of which this prospectus forms a part. From June 2019 to April 2020, he served as the President and Chief Revenue Officer of the Delaware Board of Trade. From September 2015 to May 2017, Mr. Valenza worked as a NASDAQ Equity Market Maker at Canacord Genuity Group Inc. (TSX: CF), a financial services firm. From June 2017 to May 2019, Mr. Valenza worked primarily on his real estate business. From May 2011 to August 2015, he served as the Vice President of Sales Retail Liquidity at The Goldman Sachs Group, Inc. (NYSE: GS). From October 2009 to April 2011, Mr. Valenza served as the Head of Sales at Surge Trading, a company that was a market maker in NYSE and NASDAQ securities. From May 2008 to September 2009, he was the President of Drexel Hamilton, LLC, an institutional broker-dealer. Mr. Valenza served as Senior Vice President of the Sales and Development at Lehman Brothers, Inc. from February 2006 to April 2008. He is a former member of the American Stock Exchange Retail Advisory Committee and the Chicago Board of Options Managing Directors Committee. Mr. Valenza attended St. Francis College with a Bachelor’s degree in History and was honorably discharged from the United States Coast Guard Reserve. We believe he is well qualified to serve on our board of directors due to his extensive managerial and entrepreneurial experience in securities transactions and the U.S. capital markets.
Ning Wang will serve as one of our directors as of the effective date of the registration statement of which this prospectus forms a part. Since December 2014, he has served as the President of China Electronics Chamber of Commerce, or the CECC, an organization comprised of companies, groups and industry organizations engaged in the production and distribution of electronic products. He has also served in various managerial positions at the CECC since 1993 including as Secretary General and Executive Vice President. He is an independent director at both Jiu Rong Holdings Ltd. (2358.HK), an investment holding company principally engaged in the manufacture and sale of digital televisions, and Fibocom Wireless Inc. (SHE: 300638), a Shenzhen-based wireless communication module and Internet-of-Things solution provider. From January1990 to March 1992, he served as the director of the Management Division of the National Household Appliances Management Center. Mr. Wang graduated from Renmin University of China with a Bachelor’s degree in political economics. We believe he is well qualified to serve on our board of directors due to his substantial experience in the marketing and distribution of electronic products and public company management.
Number, Terms of Office and Election of Officers and Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members. Our board of directors is divided into two classes with only one class of directors being elected in each year and each (except for those directors appointed prior to our first annual general meeting) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Wallace, Valenza and Wang will expire at our first annual general meeting and the term of office of the second class of directors, consisting of Messrs. Zhang and Lyu will expire at our second annual general meeting. We may not hold an annual general meeting until after we consummate our initial business combination (unless required by Nasdaq). Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our ordinary shares (or, prior to our initial business combination, holders of our founder shares).
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect that our board of directors will determine that each of John Wallace, Joseph Valenza and Ning Wang is an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of our officers or directors have received or, prior to our initial business combination, will receive any cash compensation for services rendered to us. We will pay our sponsor up to $10,000 per month for office space, administrative and support services. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or any of their affiliates.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.
We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the completion of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors
Pursuant to Nasdaq listing rules we will establish two standing committees — an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. John Wallace, Joseph Valenza and Ning Wang will serve as members of our audit committee, and John Wallace will chair the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. We believe that each of John Wallace, Joseph Valenza and Ning Wang will meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.
Each member of the audit committee is or will be financially literate and our board of directors has determined that Mr. Wallace qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:
•
assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence and (4) the performance of our internal audit function and independent auditors;

•
the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent auditors;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. John Wallace, Joseph Valenza and Ning Wang will serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. John Wallace, Joseph Valenza and Ning Wang are independent and Mr. Valenza chairs the compensation committee.
We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and making recommendations to our board of directors with respect to the compensation and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Director Nominations
We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are John Wallace, Joseph Valenza and Ning Wang. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual general meeting (or, if applicable, an extraordinary general meeting). Our shareholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our memorandum and articles of association.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.
Code of Ethics
Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. Our Code of Ethics will be available on our website upon the completion of this offering. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website.
Conflicts of Interest
All of our executive officers and certain of our directors have or may have fiduciary and contractual duties to certain companies in which they have invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
•
duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•
duty to exercise authority for the purpose for which it is conferred;

•
duty to not improperly fetter the exercise of future discretion;

•
duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•
duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.
Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account), subject to any pre-existing fiduciary or contractual obligations. If any of our officers or directors becomes aware of an initial business combination opportunity that may be attractive to any entity to which he has pre-existing fiduciary or contractual obligations, he will be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, they will be required to present all suitable business combination opportunities to such entities prior to presenting them to our company for consideration.
We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Potential investors should also be aware of the following potential conflicts of interest:
•
None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Directors, Director Nominees and Executive Officers.”

•
Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 9 months after the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination). However, if our initial shareholders or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private units held in the trust account will be used to fund the redemption of our public shares, and the private units will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, 50% of the founder shares will be released from the lock-up. With certain limited exceptions, the private units and the ordinary shares, rights and warrants underlying such units, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own ordinary shares, rights and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•
Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 9 months after the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination).

•
Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Jian Zhang	Yunnan Jimaoxin information Technology Co., Ltd.	Recruitment Information Services	Director
	Chongqing Wangwang Supply Chain Management Co., Ltd.	Agricultural products	Director
	Shenzhen Zenyi Tonglian Technology Co., Ltd.	Payment technology	Director
	Zhuhai Meining Technology Co., Ltd	Distributed storage technology	Director
	Yunnan Xiaosen Venture Capital Co., Ltd.	Internet and social media	CEO & Partner
	Hangzhou Hechuang Investment Management Co., Ltd.	Supply chain	CEO and Director
	Tongzheng Huilian Technology (Beijing) Co., Ltd.	Blockchain tech	CEO
Jirong Lyu	Dongguan Taihua Tax Accountant Firm	Accounting	Partner and CFO
	Shanghai Shengkai Technology Co., Ltd.	E-commerce	CFO & Manager
Yiwen Ma	Kunming Limit Technology Co., Ltd.	Mobile communications	Software Manager
John Wallace	Philadelphia Financial Services, LLC	Financial consulting	President & CEO & Owner
	Wallace Securities Corp.	Financial consulting	Owner
Ning Wang	China Electronics Chamber of Commerce	Electronic information products	President
	Jiu Rong Holdings Ltd.	Investments	Director
	Fibocom Wireless Inc.	Wireless services	Director
Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity chooses not to pursue the opportunity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we would obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view.
In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.
In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed, pursuant to the terms of a letter agreement entered into with us, to vote their founder shares (and their permitted transferees will agree) and any public shares held by them in favor of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any.

Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if we (i) have sufficient funds outside of the trust account or (ii) consummate an initial business combination. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
•
each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•
each of our officers, directors and director nominees; and

•
all our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of any ordinary shares issuable upon conversion of rights or exercise of warrants, as the rights are not convertible, and the warrants are not exercisable, within 60 days of the date of this prospectus.
The post-offering ownership percentage column below assumes that the underwriters do not exercise the over-allotment option, that our sponsor forfeits 225,000 founder shares and that there are 8,245,000 ordinary shares issued and outstanding after this offering.
	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares(2)	Amount and Nature of Beneficial Ownership(3)	Approximate Percentage of Outstanding Ordinary Shares
Xiaosen Sponsor LLC(4)	1,725,000	86.1%	2,000,000	24.26%
Jian Zhang(4)	1,725,000	86.1%	2,000,000	24.26%
Joseph Valenza(4)	—	—	—	—
Zhanming Zhang(4)	—	—	—	—
John Wallace(4)	—	—	—	—
Ning Wang(4)	—	—	—	—
Jirong Lyu(4)	—	—	—	—
Yiwen Ma(4)	—	—	—	—
I-Bankers Securities, Inc.(5)	168,118	8.4%	147,868	1.8%
EarlyBirdCapital, Inc.(6)	109,882	5.5%	97,132	1.2%
All directors and officers as a group (6 individuals)	1,725,000	86.1%	2,000,000	24.26%

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the individuals is Unit 1006, Block C, Jinshangjun Park, No. 2 Xiaoba Road, Panlong District, Kunming, Yunnan, China.

(2)
Based on 2,003,000 ordinary shares immediately prior to this offering.

(3)
Includes the 500,000 private units to be purchased by our sponsor simultaneously with the consummation of this offering.

(4)
Represents shares held by our sponsor. The shares held by our sponsor are beneficially owned by Jian Zhang, our chief executive officer, who, as the manager of our sponsor, has voting and dispositive power over the shares held by our sponsor. Each of our officers and directors is or will be, directly or indirectly, a member of our sponsor.

(5)
Represents shares held by I-Bankers Securities, Inc. Shelley Leonard exercises voting and dispositive power over the shares held by I-Bankers Securities, Inc.

(6)
Represents shares held by EarlyBirdCapital, Inc. and its affiliates. David Nussbaum and Steven Levine share voting and dispositive power over the shares held by EarlyBirdCapital, Inc.

Immediately after this offering, our initial shareholders will beneficially own 20.0% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares). Because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares).
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 500,000 (or 545,000 if the underwriters’ over-allotment option is exercised in full) private units at a price of $10.00 per unit ($5,000,000 in the aggregate or $5,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the private units will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination), the proceeds of the sale of the private units held in the trust account will be used to fund the redemption of our public shares, and the private units will expire worthless. The private units are subject to the transfer restrictions described below. The private warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.
Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.
Transfers of Founder Shares and Private Warrants
The founder shares, private units and any ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) for 50% of the founder shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like and as otherwise described in this prospectus) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (2) in the case of the private units and the underlying securities, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any partners of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement, as amended, upon liquidation of our sponsor; or (h) in the event of our completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) and (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.
Registration Rights
The holders of the founder shares, representative shares, private units, shares underlying the representative’s warrants, and any warrants that may be issued on conversion of working capital loans (and any securities underlying the private units or units issued upon conversion of the working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (1) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) for 50% of the founder shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like and as otherwise described in this prospectus) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (2) in the case of the representative shares, private units and the securities underlying such units, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In July 2020, our sponsor paid $25,000 to cover certain of our offering costs in consideration for 1,150,000 Class B ordinary shares. In August 2021, we effected a share dividend of 0.25 shares for each Class B ordinary share outstanding, resulting in our initial shareholders holding 1,437,500 Class B ordinary shares. In January 2023, we effected a share dividend of 0.2 shares for each Class B ordinary share outstanding, resulting in our initial shareholders holding 1,725,000 Class B ordinary shares and thereafter redesignated our authorized share capital to include only a single class of ordinary shares and redesignated our issued and outstanding Class B ordinary shares into ordinary shares which are referred to throughout this prospectus as the “founder shares”. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming our initial shareholders do not purchase any other units in this offering and excluding the private shares underlying the private units and the representative shares). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares).
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 500,000 (or 545,000 if the underwriters’ over-allotment option is exercised in full) private units for a purchase price of $10.00 per unit in a private placement that will occur simultaneously with the closing of this offering. The private units (including the securities underlying the private units) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.
On or prior to the date of this prospectus, we will enter into an administrative services agreement pursuant to which we will pay our sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying any of these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 9 months, our sponsor will be paid up to $10,000 per month ($90,000 in the aggregate) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.
Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Our sponsor has agreed to loan us up to $150,000 under an unsecured amended promissory note to be used for a portion of the expenses of this offering. As of September 30, 2022, we had borrowed $150,000 under the promissory note with our sponsor to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and are due at the earlier of June 30, 2023 or the closing of this offering. This loan will be repaid upon completion of this offering out of the $600,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We will have up to 9 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 9 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the sponsor depositing additional funds into the trust account as set out below. Our shareholders will not be entitled to vote or redeem their shares in connection with any such extension. However, our shareholders will be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with such an initial business combination if we propose such a business combination during any three-month extension period. Pursuant to the terms of our memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order for the time available for us to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case, up to an aggregate of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full, or $0.30 per unit in either case) on or prior to the date of the applicable deadline, for each three month extension. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. Any such payments would be made in the form of a non-interest bearing loan. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial shareholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans in the event that we do not complete a business combination. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We have entered into a registration rights agreement with respect to the founder shares, representative shares, private units, shares underlying the representative’s warrants and units issued upon conversion of working capital loans (if any), which is described under the heading “Principal Shareholders — Registration Rights.”
Related Party Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the consummation of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or any of their affiliates.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view.
Furthermore, no finder’s fees, reimbursements or cash payments will be made by us to our sponsor, officers or directors, or our or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private units held in the trust account prior to the completion of our initial business combination:
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Repayment of an aggregate of up to $150,000 in loans that may be made to us by our sponsor to cover offering-related and organizational expenses;

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Payment to our sponsor of up to $10,000 per month for office space, administrative and support services;

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Payment of customary consulting, success or finder fees (in an amount based upon the prevailing market for similar services for comparable transactions at such time) to our sponsor, officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination in the event such entity or individuals provide is with specific target company. Industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination;

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Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender.

The above payments may be funded using the net proceeds of this offering and the sale of the private units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES
We are a Cayman Islands exempted company (company number 363925) and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue ordinary shares, including 220,000,000 ordinary shares, $0.0001 par value each, as well as 1,000,000 undesignated preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit consists of one ordinary share, one right and one warrant. Each right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination. Each warrant entitles the holder to purchase one ordinary share.
The ordinary shares, rights and warrants will begin to trade separately on the 52nd day after the date of this prospectus unless I-Bankers Securities, Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the ordinary shares, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the ordinary shares, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.
We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if I-Bankers Securities, Inc. has allowed separate trading of the ordinary shares, rights and warrants prior to the 52nd day after the date of this prospectus.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Ordinary Shares
Prior to the date of this prospectus, there were 2,003,000 ordinary shares issued and outstanding, 1,725,000 of which were held of record by our sponsor. Our sponsor will forfeit up to 225,000 ordinary shares depending on the extent to which the underwriters’ over-allotment is not exercised so that our sponsor will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares). Upon the closing of this offering, 8,245,000 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and forfeiture of 225,000 ordinary shares by our sponsor) including:

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6,500,000 ordinary shares underlying the units being offered in this offering and the private placement;

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1,500,000 ordinary shares held by our initial shareholders; and

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245,000 ordinary shares held by the underwriters and their designees.

If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares underlying the private units and the representative shares).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law. With respect to any matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of ordinary shares will vote together as a single class. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are appointed for a term of two years. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated memorandum and articles of association authorize the issuance of up to 220,000,000 ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management.
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any ordinary shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.20 per public share. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed business combination. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Permitted transferees of our initial shareholders, officers or directors will be subject to the same obligations.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private shares and the representative shares, we would need 1,877,501, or 31.3%, of the 6,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), subject to any higher threshold as is required by Cayman Islands or other applicable law, in order to have such initial business combination approved. We would not need any public shares to be voted in favor of the business combination to have such business combination approved if only the minimum number of shares were voted necessary to establish a quorum (assuming the over-allotment option is not exercised). Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any.
Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering. However, if our initial shareholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares and Private Shares
The founder shares are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares and private shares have the same shareholder rights as public shareholders, except that: (1) the founder shares and private shares are subject to certain transfer restrictions, as described in more detail below; (2) our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive: (x) their redemption rights with respect to their founder shares, private shares and any public shares held by them in connection with the completion of our initial business combination (and not seek to sell its shares to us in any tender offer we undertake in connection with our initial business combination); (y) their redemption rights with respect to their founder shares, private shares and any public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (z) their rights to liquidating distributions from the trust account with respect to any founder shares or private shares they hold if we fail to complete our initial business combination within 9 months (or up to 18 months) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and (3) the founder shares and private shares are entitled to registration rights. In addition, our directors and officers have also entered into the letter agreement with respect to public shares acquired by them, if any.
With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) for 50% of the founder shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like and as otherwise described in this prospectus) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

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whether voting rights are attached to the share in issue;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Preference Shares
Our amended and restated memorandum and articles of association authorize 1,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.
Rights
Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of our initial business combination, even if the holder of such right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our Memorandum and Articles of Association with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).
If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary share will receive in the transaction on an as-converted into ordinary share basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.
As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full ordinary shares to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Although a company incorporated in the Cayman Islands may issue fractional shares, it is not our intention to issue any fractional shares upon conversions of the rights. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by the Memorandum and Articles of Association, the Act and other applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive ordinary shares to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the Company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New

York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant or right holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Warrants
No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 60 business days following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The private warrants, as well as any warrants underlying additional units we issue to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus.
We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,
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at any time after the warrants become exercisable,

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upon not less than 30 days’ prior written notice of redemption to each warrant holder,

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if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.
In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per ordinary share, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
Under the terms of the warrant agreement, we have agreed to use our best efforts to have declared effective a prospectus relating to the ordinary shares issuable upon exercise of the warrants and keep such prospectus current until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and we will not be required to net cash settle or cash settle the warrant exercise.
Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement and rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants and rights, which could limit the ability of warrant or right holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Representative Warrants
We have agreed to issue warrants to the representative exercisable to purchase 150,000 ordinary shares (or up to 172,500 ordinary shares if the over-allotment option is exercised in full) at a price of $12.00 per share, subject to adjustment. The warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement of which this prospectus forms a part and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, the representative has agreed that neither it nor its designees will be permitted to exercise the warrants after the five-year anniversary of the effective date of the registration statement of which this prospectus forms a part. The warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The warrants grant to holders certain registration rights with respect to the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the warrants. The holder of the warrants will not be entitled to exercise the warrants for cash unless a registration statement covering the securities underlying the warrants is effective or an exemption from registration is available.
Dividends
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent, Rights Agent and Warrant Agent
The transfer agent for our ordinary shares, the rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, rights agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Differences in Corporate Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (at least a majority of 66 2/3% in value who attend and vote at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (1) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (2) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (3) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (4) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; and (5) there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (1) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (2) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (3) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction.
The Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation in certain circumstances if they follow a prescribed procedure. In essence, where such rights apply, that procedure is as follows: (a) the shareholder must give his or her written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his or her shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his or her intention to dissent including, among other details, a demand for payment of the fair value of his or her shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his or her shares at a price that the company determines is the fair value and if the company and the shareholder agrees to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fails to agree to a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not to be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company, or in the context of a parent and subsidiary merger.
Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, such schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it is satisfied that:
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we are not proposing to act illegally or beyond the scope of our corporate authority and we have complied with the statutory provisions as to majority vote;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a business-person would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.   When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.
Shareholders’ Suits.   Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes that have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.   The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Our Amended and Restated Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (1) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (2) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting (i.e., the lowest threshold permissible under Cayman Islands law) (other than amendments relating to the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of our ordinary shares voting in a general meeting), or by a unanimous written resolution of all of our shareholders.
Our initial shareholders, who collectively will beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares), may participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:

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if we are unable to complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination), we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

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prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) or (y) amend the foregoing provisions;
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in the event we enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers (which we currently do not intend to do), we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm, or from an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

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if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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in the event our units are listed on Nasdaq, our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

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if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares; and

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we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination.
The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman

Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Cayman Islands Data Protection
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.
Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).
In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use Your Personal Data
The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)   where this is necessary for the performance of our rights and obligations under any purchase agreements;
(ii)   where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.
Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.
Certain Anti-Takeover Provisions of Our Amended and Restated Memorandum and Articles of Association
Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Shares Eligible for Future Sale
Immediately after this offering, we will have 8,245,000 ordinary shares outstanding, or 9,448,000 shares if the over-allotment option is exercised in full. Of these shares, the 6,000,000 ordinary shares sold in this offering, or 6,900,000 ordinary shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.
Rule 144
A person who has beneficially owned restricted ordinary shares, rights or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares, rights or warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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1% of the number of the total number of ordinary shares then outstanding, which will equal 82,450 shares immediately after this offering (or 94,480 if the over-allotment option is exercised in full); and

•
the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 9 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its founder shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.
Registration Rights
The holders of the founder shares issued and outstanding on the date of this prospectus, as well as the holders of the representative shares, representative warrants, private units and any units our sponsor, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from their transfer restrictions. The holders of a majority of the representative shares, private units and units issued to our sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. Notwithstanding anything to the contrary, our underwriters may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that our underwriters may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities
We have applied to list our units, ordinary shares, rights and warrants on Nasdaq under the symbols “DISTU,” “DIST,” “DISTR” and “DISTW,” respectively. We expect that our units will be listed on Nasdaq promptly on or after the effective date of the registration statement. Following the date the ordinary shares, rights and warrants are eligible to trade separately, we anticipate that the ordinary shares, rights and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

INCOME TAX CONSIDERATIONS
The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares, rights and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, rights and warrants, such as the tax consequences under state, local and other tax laws.
Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.
No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:
The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions
In accordance with the provision of section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Distoken Acquisition Corporation (“the Company”).
1.
That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.
In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1
on or in respect of the shares, debentures or other obligations of the Company;

OR
2.2
by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

3.
These concessions shall be for a period of 20 years from the date hereof.

United States Federal Income Taxation
General
The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units, each consisting of one ordinary share, one right and one warrant, which we refer to collectively as our securities, that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below)). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying ordinary share, right and warrant components of the unit. As a result, the discussion below with respect to holders of ordinary shares, rights and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary share, rights and warrants that constitute the units).
This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares, rights and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:
•
the sponsor;

•
financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
persons liable for alternative minimum tax;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more of our voting shares or the total value of our shares;

•
persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•
persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of United States federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.
We have not sought, and will not seek, a ruling from the IRS as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares, rights or warrants who or that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one share of our ordinary shares, one right and one warrant, with each warrant exercisable to acquire one share of our ordinary shares. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit among the one ordinary share, one right and one warrant based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share, one right and one warrant should be the shareholder’s tax basis in such share, right or warrant. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the ordinary share, right and warrant comprising the unit, and the amount realized on the disposition should be allocated among the ordinary share, right and warrant based on their respective relative fair market values. The separation of the ordinary share, right and the warrant constituting a unit should not be a taxable event for United States federal income tax purposes.
The foregoing treatment of the ordinary shares, rights and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.
U.S. Holders
Taxation of Distributions
Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.
With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares, Rights and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met, including that we are not classified as a PFIC during the taxable year in which the dividend is paid or the preceding taxable year and, perhaps, until after the close of the first two taxable years following our start-up year (within the meaning of the start-up exception). U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our ordinary shares.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares, Rights and Warrants
Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares, rights or warrants (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary share, rights or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose.
The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares, rights or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares, rights or warrants based upon the then fair market values of the ordinary shares, rights and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares, rights or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares, rights or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to the ordinary share, one right or one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “— Exercise or Lapse of a Warrant” and “— Acquisition of Ordinary Shares Pursuant to Rights” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to the exercise of a warrant or a right, respectively. The deduction of capital losses is subject to certain limitations.
Redemption of Ordinary Shares
Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Ordinary Shares” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of ordinary shares, the U.S. Holder will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares, Rights and Warrants” above. If the redemption does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any ordinary shares constructively owned by the U.S. Holder as a result of owning warrants and, possibly, rights) relative to all of our shares outstanding both before and after such redemption or purchase. The redemption of ordinary shares generally will be treated as a sale of the ordinary shares (rather than as a corporate distribution) if such redemption or purchase (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants (and possibly ordinary shares which could be acquired pursuant to the rights). In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of ordinary shares must, among other requirements, be less than 80 percent of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares. If there are no remaining shares, a U.S. Holder is urged to consult its tax advisor as to the allocation of any remaining tax basis.
Exercise or Lapse of a Warrant
Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in an ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for United States federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Acquisition of Ordinary Shares Pursuant to Rights
The treatment of the rights to acquire ordinary shares is uncertain. The rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the rights would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.
The tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination.
Passive Foreign Investment Company Rules
A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us will not be known until after the close of our current taxable year and, perhaps, until after the close of the first two taxable years following our current taxable year. Further, after the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.
Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares, rights or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares, rights or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares, rights or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).
Under these rules:

•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares, rights or warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but not our warrants and possibly not our rights) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. In the alternative, a U.S. Holder may avoid the PFIC tax consequences described above by making a “mark-to-markup” election. The QEF election and mark-to-market election are described further below.
The treatment of the rights to acquire our ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the rights would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also possible that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.
It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares and possibly not with respect to the rights. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding the foregoing, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.
If we are a PFIC and our ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants and possibly may not be made with respect to our rights.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares, rights or warrants should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.
Tax Reporting
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares, rights and warrants.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares, rights or warrants that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

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a foreign corporation; or

•
an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.
Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares, rights or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).
Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
The United States federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the United States federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares, rights and warrants.
The treatment of the rights to acquire ordinary shares is uncertain. The rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the rights would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued. The tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination.

Information Reporting and Backup Withholding
Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING
We are offering the units described in this prospectus through the underwriters named below. I-Bankers Securities, Inc. is acting as the representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:
Underwriter	Number of Units
I-Bankers Securities, Inc.
Total	6,000,000
The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.
Our units are offered subject to a number of conditions, including:
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receipt and acceptance of our units by the underwriters; and

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the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.
Option to Purchase Additional Units
We have granted the underwriters an option to buy up to an aggregate of 900,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.
Underwriting Discount
Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $      per unit from the initial public offering price and the dealers may reallow a concession not in excess of $      per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.
The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 900,000 additional units.
	No Exercise	Full Exercise
Per Unit	$0.30	$0.30
Total	$1,800,000	$2,070,000
We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000, and the expenses of certain investigations and background checks not to exceed $3,500 per individual, plus $150,000 of other expenses incurred by the underwriters. We estimate that the total expenses of the offering payable by us, including the foregoing but not including the underwriting discount, will be $600,000.
Business Combination Marketing Agreement
We have engaged I-Bankers Securities, Inc. as an advisor in connection with our business combination to assist us in holding meetings with our shareholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial business combination and assist us with our press releases and public filings in connection with the business combination. We will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of our initial business combination in an amount equal to 4.0% of the gross proceeds of this offering (exclusive of any applicable finders’ fees which might become payable). We will also pay I-Bankers Securities, Inc. a cash fee in an amount equal to 1.0% of the total consideration payable in the initial business combination if it introduces us to the target business with whom we complete our initial business combination.
Representative Shares
We have issued to the underwriters and their designees and certain other third parties the 278,000 representative shares (up to 33,000 representative shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) for nominal consideration. The holders of the representative shares have agreed not to transfer, assign or sell any such shares without our prior consent until 30 days after the completion of our initial business combination. In addition, the holders of the representative shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination).
The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.
We have granted the holders of these shares the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.”
Representative Warrants
We have agreed to issue warrants to the representative exercisable to purchase 172,500 ordinary shares at a price of $12.00 per share, subject to adjustment. The warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement of which this prospectus forms a part and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, the representative has agreed that neither it nor its designees will be permitted to exercise the warrants after the five-year anniversary of the effective date of the registration statement of which this prospectus forms a part. The warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The warrants grant to holders certain registration rights with respect to the registration under the Securities Act of the ordinary shares issuable upon exercise of the warrants. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the warrants. The holder of the warrants will not be entitled to exercise the warrants for cash unless a registration statement covering the securities underlying the warrants is effective or an exemption from registration is available.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.
Nasdaq Listing
We have applied to have our units listed on the Nasdaq Global Market under the symbol “DISTU” and, once the ordinary shares, rights and warrants begin separate trading, under the symbols “DIST,” “DISTR” and “DISTW,” respectively.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:
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stabilizing transactions;

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short sales;

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purchases to cover positions created by short sales;

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imposition of penalty bids; and

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syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.
The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.
Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.
These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.
Determination of Offering Price
Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:
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the information set forth in this prospectus and otherwise available to the representative;

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our history and prospects and the history and prospects for the industry in which we compete;

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our past and present financial performance;

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our prospects for future earnings and the present state of our development;

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the general condition of the securities market at the time of this offering;

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the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

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other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, warrants or ordinary shares or that the units will trade in the public market at or above the initial public offering price.
Affiliations
I-Bankers Securities, Inc. is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. I-Bankers Securities, Inc. l and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.
Additional Future Arrangements
Except as described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.
Electronic Distribution
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Selling Restrictions
Canada
Resale Restrictions
We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.
Representations of Purchasers
A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

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where required by law, that the purchaser is purchasing as principal and not as agent;

•
the purchaser has reviewed the text above under Resale Restrictions; and

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the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only
Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Collection of Personal Information
If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•
in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.
For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance

(Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:
•
a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

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where no consideration is or will be given for the transfer; or

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where the transfer is by operation of law.

LEGAL MATTERS
Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Maples and Calder (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Graubard Miller, New York, New York, is acting as counsel to the underwriters.
EXPERTS
The financial statements of Distoken Acquisition Corporation as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021 and for the period from July 1, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Distoken Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

DISTOKEN ACQUISITION CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Distoken Acquisition Corporation
Opinion on the Financial Statement
We have audited the accompanying balance sheets of Distoken Acquisition Corporation (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2021 and the period from July 1, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from July 1, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
April 22, 2022, except for Note 1 and the second and third paragraphs of Note 8 as to which the date is February 2, 2023.

DISTOKEN ACQUISITION CORPORATION
BALANCE SHEETS
	SEPTEMBER 30, 2022 (Unaudited)	DECEMBER 31, 2021	DECEMBER 31, 2020
ASSETS
Current assets
Other receivable	$28	$28	$10
Prepaid expenses	462	—	—
Total current assets	490	28	10
Deferred offering costs	385,626	256,156	144,465
TOTAL ASSETS	$386,116	$256,184	$144,475
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued offering costs	$41,029	$27,584	$13,467
Advance from related party	178,320	60,445	—
Promissory note – related party	150,000	150,000	112,871
Total current liabilities	369,349	238,029	126,338
TOTAL LIABILITIES	369,349	238,029	126,338
Commitments
SHAREHOLDERS’ EQUITY
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Ordinary shares, $0.0001 par value; 220,000,000 shares authorized; 2,003,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021, and 1,825,000 shares issued and outstanding as of December 31, 2020(1)(2)	201	201	183
Additional paid in capital	27,027	27,027	27,027
Accumulated deficit	(10,461)	(9,073)	(9,073)
TOTAL SHAREHOLDERS’ EQUITY	16,767	18,155	18,137
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$386,116	$256,184	$144,475

(1)
Includes an aggregate of up to 258,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

(2)
On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Notes 7 and 8).

(3)
On January 30, 2023 the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share dividend (See Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

DISTOKEN ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS
	NINE MONTHS ENDED SEPTEMBER 30, 2022 (Unaudited)	NINE MONTHS ENDED SEPTEMBER 30, 2021 (Unaudited)	FOR THE YEAR ENDED DECEMBER 31, 2021	FOR THE PERIOD FROM JULY 1, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Formation and operating costs	$1,388	$—	$—	$9,073
Net Loss	$(1,388)	$—	$—	$(9,073)
Weighted average shares outstanding, basic and diluted(1)(2)(3)	1,725,000	1,847,418	1,773,644	1,812,571
Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

(1)
Excludes an aggregate of up to 258,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

(2)
On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Notes 7 and 8).

(3)
On January 30, 2023 the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share dividend (See Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

DISTOKEN ACQUISITION CORPORATION
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022
AND THE YEAR ENDED DECEMBER 31, 2021 AND 2020
	Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance – July 1, 2020 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor(1)(2)(3)	1,725,000	173	24,827	—	25,000
Issuance of Representative Shares	100,000	10	2,200	—	2,210
Net loss	—	—	—	(9,073)	(9,073)
Balance – December 31, 2020	1,825,000	183	27,027	(9,073)	18,137
Issuance of Representative Shares	153,000	16	—	—	16
Net loss	—	—	—	—	—
Balance – September 30, 2021	1,978,000	199	27,027	(9,073)	18,153
Issuance of Representative Shares	25,000	2	—	—	2
Net loss	—	—	—	—	—
Balance – December 31, 2021	2,003,000	201	27,027	(9,073)	18,155
Net loss	—	—	—	(1,388)	(1,388)
Balance – September 30, 2022 (Unaudited)(1)	2,003,000	$201	$27,027	$(10,461)	$16,767

(1)
Includes an aggregate of up to 258,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

(2)
On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Notes 7 and 8).

(3)
On January 30, 2023 the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share dividend (See Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

DISTOKEN ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS
	NINE MONTHS ENDED SEPTEMBER 30, 2022 (Unaudited)	NINE MONTHS ENDED SEPTEMBER 30, 2021 (Unaudited)	FOR THE YEAR ENDED DECEMBER 31, 2021	FOR THE PERIOD FROM JULY 1, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash Flows from Operating Activities:
Net loss	$(1,388)	$—	$—	$(9,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(462)	—	—	—
Net cash used in operating activities	(1,850)	—	—	(9,073)
Cash Flows from Financing Activities:
Advances from related party	117,875	—	52,843	—
Proceeds from promissory note – related party	—	44,731	44,731	112,871
Payment of offering costs	(116,025)	(44,731)	(97,574)	(103,798)
Net cash provided by financing activities	1,850	—	—	9,073
Net Change in Cash	—	—	—	—
Cash – Beginning	—	—	—	—
Cash – Ending	$—	$—	$—	$—
Non-cash investing and financing activities:
Deferred offering costs paid directly by Sponsor in exchange for the issuance of ordinary shares	$—	—	$—	$25,000
Issuance of Representative Shares	$—	—	$—	$2,200
Offering costs included in accrued offering costs	$41,029	44,700	$27,584	$13,467
The accompanying notes are an integral part of these financial statements.

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION, PLAN OF BUSINESS OPERATIONS AND GOING CONCERN
Distoken Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 1, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the technology industry that have their primary operations located in Asia. However, the Company will not undertake the initial business combination with any target business utilizing a VIE structure nor will the Company’s post-combination business utilize a VIE structure. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2022, the Company had not commenced any operations. All activity for the period from July 1, 2020 (inception) through September 30, 2022 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Offering of 6,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 6,900,000 Units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3 and the sale of 500,000 units (or 545,000 units if the underwriter’s over-allotment option is exercised on full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to the Company’s sponsor, Xiaosen Sponsor LLC (the “Sponsor”), that will close simultaneously with the Proposed Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.20 per Unit sold in the Proposed Offering, including proceeds of the sale of the Private Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.20 per share) as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased in or after the Proposed Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination or seek to sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, subject to the immediately succeeding paragraph, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Shares and Public Shares held by it in connection with the completion of a Business Combination (and not seek to sell its shares to the Company in any tender offer the Company undertakes in connection with a Business Combination) and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) that would affect the ability of holders of Public Shares to convert or sell their shares to the Company in connection with a Business Combination or to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 9 months from the closing of the Proposed Offering (or up to 18 months from the closing of the Proposed Offering if the Company extends the period of time to consummate a Business Combination) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

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NOTES TO FINANCIAL STATEMENTS
The Company will have until 9 months from the closing of the Proposed Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 9 months, it may, by resolution of the Company’s board of directors if requested by the Sponsor, extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of up to 18 months) (the “Combination Period”), subject to the Sponsor depositing additional funds into the Trust Account. Pursuant to the terms of the Company’s Memorandum and Articles of Association and the Trust Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company on the date of the prospectus, in order for the time available to consummate the Initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Unit in either case, up to an aggregate of $1,800,000 or $2,070,000 if the underwriters’ over-allotment option is exercised in full, or $0.30 per Unit in either case) on or prior to the date of the applicable deadline, for each three month extension. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject (in each case) to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, closing of the proposed initial public offering, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, Russia commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against Russia. The invasion of Ukraine may result in market volatility that could adversely affect the Company’s stock price and its search for a target company. Further, the impact of this action and related sanctions on the world

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NOTES TO FINANCIAL STATEMENTS
economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.
Going Concern Consideration
At September 30, 2022, the Company had no cash and a working capital deficit of $368,859. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The Sponsor has loaned the Company up to an aggregate amount of $150,000 to be used, in part, for transaction costs incurred in connection with the Proposed Offering (the “Promissory Note”). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented. The interim results for the nine months ended September 30, 2022 and 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an

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NOTES TO FINANCIAL STATEMENTS
emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of September 30, 2022, December 31, 2021, and December 31, 2020.
Redeemable Share Classification
The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial business combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Public Shares to be sold as part of the Units in the Proposed Public Offering will be issued with other freestanding instruments (i.e., Public Warrants and Public Rights) and as such, the initial carrying value of Public Shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Company will recognize changes in redemption value immediately as it occurs and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company will recognize the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital and accumulated deficit.
Deferred Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Proposed Offering. Offering costs will be allocated to the separable financial instruments issued in the Proposed Public Offering based on relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares will be charged to temporary equity and offering costs allocated to Public Warrants (as defined in Note 3) will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred offering costs, as well as other expenses to be incurred, will be charged to operations.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit

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NOTES TO FINANCIAL STATEMENTS
to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2022, December 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.
Net Loss per Share
Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 225,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Notes 5 and 8). At September 30, 2022, December 31, 2021, and December 31, 2020 the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instruments could be required within 12 months of the balance sheet date.
The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.
Warrant Instruments
The Company will account for the Public, Private, and Representative Warrants to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815 “Derivatives and Hedging”, whereby under that provision, the warrants that do not meet the criteria for equity treatment must be recorded as liability. Accordingly, the Company

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
evaluated and will classify the warrant instrument under equity treatment at its assigned value. There are no Public, Private, and Representative Warrants currently outstanding as of September 30, 2022, December 31, 2021 and December 31, 2020.
Recently Issued Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 and should be applied on a full or modified retrospective basis. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements
NOTE 3 — PROPOSED OFFERING
Pursuant to the Proposed Offering, the Company will offer for sale up to 6,000,000 Units (or 6,900,000 Units if the underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Public Share, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will entitle the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination (see Note 7). Each Public Warrant will entitle the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7).
NOTE 4 — PRIVATE PLACEMENT
The Sponsor has committed to purchase an aggregate of 500,000 Private Units (or 545,000 Private Units if the underwriter’s over-allotment is exercised in full) at a price of $10.00 per Private Unit, for an aggregate purchase price of $5,000,000 (or $5,450,000 if the underwriter’s over-allotment is exercised in full) from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. Each Private Unit will consist of one Private Share, one right (“Private Right”) and one redeemable warrant (“Private Warrant”). Each Private Right will entitle the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination (see Note 7). Each Private Warrant will be exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and all underlying securities will expire worthless.
NOTE 5 — RELATED PARTY TRANSACTIONS
Founder Shares
On July 8, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 1,150,000 ordinary shares (the “Founder Shares”). In August 2021, the Company effected

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
a share dividend of 0.25 shares for each Founder Share outstanding, resulting in the Sponsor holding 1,437,500 Founder Shares. On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares (see Note 8). All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares include an aggregate of up to 225,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares (excluding the Private Shares and the Representative Shares, as defined in Note 6) upon the completion of the Proposed Offering.
On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (see Note 8).
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) for 50% of the Founder Shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, (y) for 50% of the Founder Shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after a Business Combination, or (z) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Promissory Note — Related Party
On July 8, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. The note is non-interest bearing and was payable on the earlier of (i) September 30, 2022 and (ii) the completion of the Proposed Offering. In November 2022 the note was amended and the note is now payable on the earlier of (i) June 30, 2023 and (ii) the completion of the Proposed Offering. As of each of September 30, 2022, December 31, 2021, and December 31, 2020, there was $150,000, $150,000, and $112,871, respectively. outstanding under the Promissory Note.
Administrative Services Agreement
The Company will enter into an agreement pursuant to which it will pay the Sponsor or its affiliate up to $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 18 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $600,000, or $690,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), up to an aggregate of $1,800,000 (or $2,070,000 if the underwriters’ over-allotment option is exercised in full), or $0.30 per Public Share, on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. If the Company does not complete a Business Combination, the Company will not repay such loans. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.
NOTE 6 — COMMITMENTS
Registration Rights
The holders of the Founder Shares, Representative Shares, Private Units and any units that may be issued on conversion of the Working Capital Loans (and any securities underlying the Private Units or units issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriter a 45-day option to purchase up to 900,000 additional Units to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.
The underwriter will be entitled to a cash underwriting discount of $0.30 per Unit, or $1,800,000 in the aggregate (or $2,070,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Offering.
Business Combination Marketing Agreement
The Company will engage I-Bankers Securities, Inc. (“I-Bankers”), the underwriter in the Proposed Offering, as an advisor in connection with its Business Combination to assist in holding meetings with the Company shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay I-Bankers a cash fee for such services upon the consummation of its initial business combination in an amount equal to 4.0% of the gross proceeds of the Proposed Offering

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
(exclusive of any applicable finders’ fees which might become payable). The Company will also pay I-Bankers a cash fee in an amount equal to 1.0% of the gross proceeds of the Initial Public Offering if it introduces the Company to the target business with whom the Company completes its initial Business Combination
NOTE 7 — SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At September 30, 2022, December 31, 2021, and December 31, 2020 there were no preference shares issued or outstanding.
Ordinary Shares —  On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (see Note 8).
The Company is authorized to issue 220,000,000 ordinary shares, with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. At September 30, 2022, December 31, 2021, and December 31, 2020, there were 2,003,000, 2,003,000, and 1,825,000, respectively ordinary shares issued or outstanding, of which an aggregate of up to 258,000 shares are subject to forfeiture (including 33,000 shares subject to forfeiture related of the representative shares) to the extent that the underwriter’s over-allotment option is not exercised in full or in part so that the Sponsor will own 20% of the Company’s issued and outstanding ordinary shares after the Proposed Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Offering and excluding the Private Shares and the Representative Shares). In August 2021, the Company effected a share dividend of 0.25 shares for each founder share outstanding, resulting in the Sponsor holding 1,437,500 Founder Shares. On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares (see Note 8). The share dividend is being treated as a stock split and therefore, all share and per-share amounts have been retroactively restated to reflect the share dividend as a stock split.
Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no

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NOTES TO FINANCIAL STATEMENTS
contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Proposed Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the Public Warrants is not effective within 60 business days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available.
Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Rights or Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Rights and Public Warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value or the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value or the Newly Issued Price.
The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Representative Shares
On July 28, 2020 the Company issued to EarlyBirdCapital and its designees an aggregate of 100,000 ordinary shares for aggregate consideration of $10.00, of which 2,250 were subsequently forfeited in August 2021. In August 2021, the Company also issued to I-Bankers Securities, Inc. and its designees an aggregate of 155,250 ordinary shares at a purchase price of $0.0001 per share. On October 28, 2021, the Company issued to EarlyBirdCapital and I-Bankers Securities, Inc. and its designees, 12,132 and 12,868, respectively, ordinary shares at a purchase price of $0.0001 per share, for minimal consideration of $2.50. Of the representative shares, 33,000 is subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The Company accounted for the representative shares as an offering cost of the Proposed Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of the EBC and I-Bankers Representative Founder Shares to be $1,187,643 based upon the price of the Founder Shares issued to the Sponsor. Accordingly, $1,185,493 has been deferred until the closing of the Proposed Public Offering as per the terms of the agreements. The Company established the initial fair value for the EBC and I-Bankers Representative Founder Shares on July 28, 2020, August 23, 2021 and October 28, 2021, the date of the issuance. The July 28, 2020 issuance of the representative shares occurred within a reasonable period of the initial sale of the Founder Shares. The price paid for the sale of the Founder Shares of $0.022 per share was used as the fair value of the representative shares. The August 23, 2021 and October 28, 2021 issuances of the representative shares were valued using a modified Black-Scholes model. EBC and I-Bankers Representative Founder Shares are classified as Level 3 at the measurement date due to the use of unobservable inputs including the probability of a business combination, the probability of the initial public offering, and other risk factors.
The following table presents the quantitative information regarding market assumptions used in the modified Black-Scholes model for the representative shares valuation:
	August 23, 2021	October 28, 2021
Market price of public stock	$9.06	$9.09
Risk-free rate	0.83%	1.22%
Dividend yield	0.00	0.00
Volatility	14.5%	12.5%
The holders of the representative shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

DISTOKEN ACQUISITION CORPORATION
NOTES TO FINANCIAL STATEMENTS
The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the Proposed Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering or commencement of sales of the Public Offering, except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners.
Representative Warrants
In addition, the Company will enter into separate warrant agreement with I-Banker Securities, Inc. (referred as “I-Bankers”, the “Representative” of the Underwriters) to issue Representative Warrants exercisable to purchase 150,000 ordinary shares (or up to 172,500 ordinary shares if the underwriter’s over-allotment option is exercised in full) at a price of $12.00 per share, subject to adjustment. The Representative Warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement of which the prospectus forms a part and the closing of the Initial Business Combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, I-Bankers will agree that neither it nor its designees will be permitted to exercise the warrants after the five-year anniversary of the effective date of the registration statement of which the prospectus forms a part. The Representative Warrants and such shares to be purchased pursuant to the Representative Warrants have been deemed compensation by FINRA and are therefore subject to a lock-up period of 180 days immediately following the date of the effectiveness of the registration statement of which the prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which the prospectus forms a part except to any underwriter and selected dealer participating in the Proposed Public Offering and their bona fide officers or partners.
NOTE 8 — SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 2, 2023, the date that the financial statements were issued. Based upon this review, other than as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On November 3, 2022, the Promissory Note was amended to change the date by which the Promissory Note is payable. The Promissory Note, as amended, is non-interest bearing and payable on the earlier of (i) June 30, 2023 and (ii) the completion of the Proposed Offering.
On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to ordinary shares and, through a special resolution, related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented.
On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share dividend.

6,000,000 Units
Distoken Acquisition Corporation

PRELIMINARY PROSPECTUS
           , 2023

Sole Book-Running Manager
I-Bankers Securities, Inc.
Until           , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:
Legal fees and expenses	$250,000
Accounting fees and expenses	40,000
Printing and engraving expenses	30,000
SEC expenses	17,154
FINRA expenses	24,085
Nasdaq listing and filing fees (including deferred amount)	75,000
Underwriter expense reimbursement	150,000
Miscellaneous expenses	13,761
Total estimated offering expenses (other than underwriting commissions)	$600,000
Item 14.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if we (i) have sufficient funds outside of the trust account or (ii) consummate an initial business combination. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.   Recent Sales of Unregistered Securities.
On July 8, 2020, our sponsor paid $25,000 to cover certain of our offering costs in consideration for 1,150,000 founder shares. In August 2021, we effected a share dividend of 0.25 shares for each founder share outstanding, resulting in our sponsor holding 1,437,500 founder shares. In January 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in our initial shareholders holding 1,725,000 founder shares. The number of founder shares issued was determined based on the expectation that the founder shares would represent approximately 20% of the issued and outstanding ordinary shares upon completion of this offering (assuming the sponsor does not purchase any units in this offering and excluding the private shares underlying the private units and the representative shares). Such transactions were exempt from registration as a result of Section 4(a)(2) of the Securities Act. These entities are accredited investors for purposes of Rule 501 of Regulation D.
On July 28, 2020, we also issued to EarlyBirdCapital, Inc. and its designees an aggregate of 100,000 Class B ordinary shares at a purchase price of $0.0001 per share. In August 2021, EarlyBirdCapital, Inc. forfeited 2,250 Class B ordinary shares. In August 2021, we also issued to I-Bankers Securities, Inc. and its designees an aggregate of 155,250 Class B ordinary shares at a purchase price of $0.0001 per share, of which 20,250 are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. In January 2023, these Class B ordinary shares were redesignated as ordinary shares.
In addition, our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 500,000 (or 545,000 if the underwriters’ over-allotment option is exercised in full) private units at $10.00 per unit (for an aggregate purchase price of $5,000,000 or $5,450,000 if the underwriters’ over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit No.	Description
1.1	Form of Underwriting Agreement***
1.2	Form of Business Combination Marketing Agreement**
3.1	Memorandum and Articles of Association**
3.2	Amended and Restated Memorandum and Articles of Association***
3.3	Form of Amended and Restated Memorandum and Articles of Association***
4.1	Specimen Unit Certificate***
4.2	Specimen Ordinary Share Certificate***
4.3	Specimen Warrant Certificate***
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant***
4.5	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant***
4.6	Specimen Rights Certificate***
4.7	Form of Representative’s Warrants***
5.1	Opinion of Maples and Calder (Cayman) LLP***
5.2	Opinion of Ellenoff Grossman & Schole LLP***
10.1	Third Amended and Restated Promissory Note issued to Xiaosen Sponsor LLC**
10.2	Form of Letter Agreement among the Registrant and its officers, directors and Xiaosen Sponsor LLC***
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant***
10.4	Form of Registration Rights Agreement among the Registrant, I-Bankers Securities, Inc. and certain security holders***
10.5	Securities Subscription Agreement, dated July 8, 2020, between the Registrant and Xiaosen Sponsor LLC**

Exhibit No.	Description
10.6	Form of Sponsor Units Purchase Agreement between the Registrant and Xiaosen Sponsor LLC***
10.7	Form of Indemnity Agreement**
10.8	Form of Administrative Services Agreement between the Registrant and Xiaosen Sponsor LLC**
23.1	Consent of Marcum LLP***
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)***
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)***
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement)**
99.1	Consent of John Wallace**
99.2	Consent of Joseph Valenza**
99.3	Consent of Ning Wang**
107	Filing Fee Table***

**
Previously filed.

***
Filed herewith.

(b)   Financial Statements.   See page F-1 for an index to the financial statements and schedules included in the registration statement.
Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)   The undersigned registrant hereby undertakes that:
(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(4)   For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of February, 2023.
Distoken Acquisition Corporation
By:
/s/ Jian Zhang

Name:
Jian Zhang

Title:
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Jian Zhang Jian Zhang	Chief Executive Officer and Chairman (Principal Executive Officer)	February 2, 2023
/s/ Jirong Lyu Jirong Lyu	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2023

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Distoken Acquisition Corporation, in Newark, Delaware, on February 2, 2023.
By:
/s/ Donald J. Puglisi

Name:
Donald J. Puglisi

Title:
Managing Director of Puglisi & Associates